UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 9:00 A.M. PACIFIC TIME ON THURSDAY, JUNE 9, 2022
Dear Stockholders of Harmonic Inc:
You are cordially invited to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Harmonic Inc., a Delaware corporation (the “Company”), which will be held on Thursday, June 9, 2022, at 9:00 a.m., Pacific Time. The Annual Meeting will be a virtual meeting held over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/HLIT2022 and entering your 16-digit control number located on your proxy card. The meeting will address the following items of business:
By Telephone: By Internet: By Mail: By Scanning:
1.	To elect nine (9) directors to serve until the earlier of the 2023 annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal;
2.	To hold an advisory vote to approve named executive officer compensation;
3.	To approve an amendment to the 2002 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,000,000 shares;
4.	To approve an amendment to the 1995 Stock Plan to increase the number of shares of common stock reserved for issuance thereunder by 7,000,000 shares;
5.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022; and
6.	To transact such other matters as may properly come before the Annual Meeting or any adjournment, postponement or other delay thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. All stockholders of record at the close of business on Thursday, April 14, 2022, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
Unless you have previously requested to receive our proxy materials in paper form or by email, you will receive a Notice of Internet Availability of Proxy Materials. Stockholders who continue to receive paper copies of proxy materials may elect to receive future proxy materials via electronic delivery by enrolling at www.proxyvote.com.
By Order of the Board of Directors,

Timothy C. Chu
Corporate Secretary
San Jose, California
April 28, 2022
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual meeting we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. Please refer to your proxy card for additional instructions on voting via the Internet or by telephone. Even if you have voted by proxy, you may still vote in person by attending the virtual meeting.

PROXY STATEMENT TABLE OF CONTENTS

GENERAL INFORMATION
Harmonic Inc.
PROXY STATEMENT
2022 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 A.M. Pacific Time on Thursday, June 9, 2022
This proxy statement and the enclosed form of proxy card are furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Harmonic Inc., a Delaware corporation (“Harmonic,” “we” or the “Company”), for use at the 2022 Annual Meeting of Stockholders and any adjournment(s), postponement(s) or other delays thereof (the “Annual Meeting”) to be held virtually on Thursday, June 9, 2022, at 9:00 a.m. Pacific Time, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/HLIT2022 and entering your 16-digit control number located on your proxy card.
Internet Availability of Proxy Materials
Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about April 28, 2022, we expect to send to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) containing instructions on how to access our proxy materials, including our proxy statement (the “Proxy Statement”) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”). The E-Proxy Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone.
Who Can Vote at the Annual Meeting
Stockholders as of the close of business on April 14, 2022 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 104,620,277 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), were issued and outstanding.
Stockholder of Record – Shares Registered in Your Name. If, on April 14, 2022, your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote over the Internet or by telephone, or if you received paper proxy materials by mail, by filling out and returning the proxy card in the enclosed postage-paid envelope.
A list of stockholders eligible to vote at the Annual Meeting will be available for review during our regular business hours at our principal executive offices for the ten days prior to the Annual Meeting for any purpose related to the Annual Meeting. If you would like to view the list, please contact our corporate secretary to schedule an appointment by writing to Harmonic Inc., 2590 Orchard Parkway, San Jose, California 95131, Attention: Corporate Secretary. The list of stockholders eligible to vote at the Annual Meeting will be available online at www.virtualshareholdermeeting.com/HLIT2022 during the entirety of the Annual Meeting.
Beneficial Owner – Shares Registered in the Name of a Broker or Nominee. If, on April 14, 2022, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
How to Vote
If you are a stockholder of record you may vote by proxy or electronically at the Annual Meeting. To vote by proxy, you may vote via the Internet or by telephone by following the instructions provided on the E-Proxy Notice or proxy card, or if you received a paper proxy card and voting instructions by mail, you should sign, date and return the enclosed proxy card in the enclosed postage-paid envelope before the Annual Meeting.
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If you are a beneficial owner and not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it on how to vote your shares.
Revocability of Proxies
Any proxy may be revoked by the person giving it at any time before its use at the Annual Meeting by delivering to the Secretary of the Company, at the Company’s principal offices at 2590 Orchard Parkway, San Jose, California 95131, a written notice of revocation or a signed proxy bearing a later date, or by voting on a later date by telephone or via the Internet. If you attend the virtual Annual Meeting and vote electronically, any previously submitted proxy will be revoked.
Please note, however, that if you are a beneficial owner and you wish to change or revoke your proxy, you may change your vote by submitting new voting instructions to your broker, bank or other nominee in accordance with their operating procedures or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the virtual Annual Meeting and voting electronically.
Quorum
Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.
The holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitutes a quorum for action at the Annual Meeting. Shares that reflect abstentions and broker non-votes count as present at the Annual Meeting for the purposes of determining a quorum.
Voting Requirements
Proposal 1 – Majority vote for a Director's election. The Company’s Corporate Governance Guidelines provide that, in the case of an uncontested election (i.e., an election where the number of director nominees is not greater than the number of directors to be elected), a nominee shall be elected by the affirmative vote of the majority of the votes cast by holders of shares present in person or represented by proxy at a meeting for the election of directors at which a quorum is present. For this purpose, the “affirmative vote of the majority of the votes cast” means the number of shares voted “FOR” a director’s election exceeds the number of shares “WITHHELD” with respect to that director’s election. In a contested election (i.e., an election where the number of nominees is greater than the number of directors to be elected), a nominee shall be elected by a plurality of the votes cast.
Proposals 2, 3, 4 and 5 – Majority vote. The advisory vote on named executive officer compensation (Proposal 2 in this Proxy Statement), the amendment to the Company’s 2002 Employee Stock Purchase Plan (Proposal 3 in this Proxy Statement), the amendment to the Company’s 1995 Stock Plan (Proposal 4 in this Proxy Statement), and the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 5 in this Proxy Statement) each require the favorable vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy and entitled to vote on the proposal.
Treatment of abstentions and broker non-votes. In the election of directors (Proposal 1 in this Proxy Statement), abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote. With respect to Proposals 2, 3, 4 and 5 in this Proxy Statement, abstentions will have the same effect as voting against the proposal and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.
Meaning of “broker non-votes.” If you hold shares beneficially in street name (that is, in an account at a bank or broker) and do not provide your bank or broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a bank or broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 5 in this Proxy Statement).
Solicitation of Proxies
The Company will bear the cost of soliciting proxies, including the preparation, assembly, Internet hosting, printing and mailing of the E-Proxy Notice, this Proxy Statement, the proxy card and any other proxy materials furnished to stockholders by the Company in connection with the Annual Meeting. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the proxy materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile, email, Internet or personal solicitation by directors, officers, employees or independent contractors of the Company. Other than for any such independent contractors, no additional compensation will be paid to such persons for such services.
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If You Receive More Than One Proxy Card or E-Proxy Notice
If you receive more than one proxy card or E-Proxy Notice, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the E-Proxy Notice on how to access each proxy card and vote each proxy card over the Internet or by telephone. If you received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.
Stockholder Proposal Procedures and Deadlines
Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2023 annual meeting of stockholders and that stockholders desire to have included in the Company’s proxy materials relating to such meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by Harmonic at its principal offices at 2590 Orchard Parkway, San Jose, California 95131, Attention: Corporate Secretary, no later than December 29, 2022. Any such proposals of stockholders must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the Company’s proxy materials for that meeting.
Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2023 annual meeting of stockholders and that such stockholders do not desire to have included in the Company’s proxy materials for that meeting must be received in writing by Harmonic at its principal offices at 2590 Orchard Parkway, San Jose, California 95131, Attention: Corporate Secretary, no earlier than March 11, 2023 and no later than April 10, 2023.
However, if the date of our 2023 annual meeting occurs more than 30 days before or after June 9, 2023, then notice of a stockholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 must be received by the Company no later than the close of business on the later of (i) 90 days prior to next year’s annual meeting and (ii) 10 days after public announcement of the annual meeting date.
If a stockholder gives notice of such a proposal after the deadlines described above, the Company’s designated proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s 2023 annual meeting of stockholders.
Furthermore, under the Company’s amended and restated bylaws (the “Bylaws”), a stockholder’s notice of business to be brought before an annual meeting must set forth, as to each proposed matter: (a) a brief description of the business and reason for conducting such business at the meeting; (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and any associated person of such stockholder; (c) the class and number of shares of the Company owned by the stockholder proposing such business and any associated person of such stockholder; (d) whether, and the extent to which, any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any associated person of such stockholder with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding, the effect of which is to mitigate loss to, or manage the risk or benefit from share price changes for, or increase or decrease the voting power of, such stockholder or any associated person of such stockholder with respect to the securities of the Company; (e) any material interest of the stockholder or any associated person of such stockholder in such business; and (f) a statement whether either of such stockholder or any associated person of such stockholder will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry the proposal. In addition, to be in proper written form, a stockholder’s notice to the Secretary of the Company must be supplemented not later than 10 calendar days following the record date to disclose the information contained in clauses (c) and (d) above as of the record date. A copy of the pertinent provisions of the Bylaws is available upon request to Harmonic Inc., 2590 Orchard Parkway, San Jose, California 95131, Attention: Corporate Secretary, or can be accessed from the Company’s filings with the SEC at www.sec.gov.
Multiple Stockholders Sharing One Address
In some instances, we may deliver to multiple stockholders of record sharing a common address only one copy of the E-Proxy Notice or, if you received paper proxy materials by mail, only one copy of this Proxy Statement and our 2020 Annual Report. If requested orally or in writing, we will promptly provide a separate copy of the E-Proxy Notice or paper proxy materials to a stockholder sharing an address with another stockholder. Requests should be directed to: Harmonic Inc., 2590 Orchard Parkway, San Jose, California 95131, Attention: Corporate Secretary, or to 1-408-542-2500. Beneficial holders sharing a common address and who desire separate copies should contact their brokerage firm or bank.
Stockholders of record sharing an address who currently receive multiple copies of proxy materials or the E-Proxy Notice, and wish to receive only a single copy, should send a signed, written request to the Company at the address noted above. Beneficial holders should contact their brokerage firm or bank.
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If You Plan to Attend the Annual Meeting
The Annual Meeting will be a virtual meeting held over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/HLIT2022 and entering your 16-digit control number located on your proxy card.
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PROPOSAL 1:
ELECTION OF DIRECTORS
Nine (9) directors are to be elected at the Annual Meeting. Each of the directors elected at the Annual Meeting will hold office until the earlier of the 2023 annual meeting of stockholders or until such director’s successor has been elected and qualified or until such director’s earlier resignation or removal.
Unless otherwise instructed, the designated proxy holders will vote the proxies received by them “FOR” the Company’s nine nominees named below, all of whom are currently directors of the Company, except Ms. Kim. Each of the nominees was recommended for election by the Company’s Corporate Governance and Nominating Committee of the Board of Directors (the “Corporate Governance and Nominating Committee”) and the Board of Directors. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the designated proxy holders will vote the proxies for any substitute nominee who is designated by the Company’s Corporate Governance and Nominating Committee to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.
The process undertaken by the Corporate Governance and Nominating Committee in recommending qualified director candidates is described below under “Considerations in Evaluating Director Nominees” (see page 13 of this Proxy Statement).
Director Nominees
The names of the nominees for director and certain information about each of them are set forth below. The information presented includes age as of April 1, 2022, positions held, principal occupation and business experience for at least the past five years, and the names of other publicly-held companies of which the nominee currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding the nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that each nominee is qualified to serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated knowledge of our industry, an ability to exercise sound judgment, and a commitment to Harmonic and the Board of Directors. Finally, with respect to our directors who have not been officers of the Company, we value their experience on other public company boards of directors and board committees and as senior officers of other companies. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected.
Name	Director Since	Independent	Principal Occupation
Patrick Gallagher	2007	Yes	Board Director
Patrick J. Harshman	2006	No	President and CEO, Harmonic Inc.
Deborah L. Clifford	2018	Yes	Chief Financial Officer, Autodesk Inc.
David Krall	2018	Yes	Strategic Advisor, Roku
Mitzi Reaugh	2012	Yes	Vice President, Studio Strategy & Analysis, Netflix, Inc.
Susan Swenson	2012	Yes	Board Director
Nikos Theodosopoulos	2015	Yes	Founder, NT Advisors LLC
Dan Whalen	2021	Yes	President and CEO, ATX Networks Corp.
New Director Nominee: Sophia Kim(1)	n/a	Yes	Founder and CEO, Tellagami Labs Inc.
(1)	In April 2022, our Board of Directors, at the recommendation of the Corporate Governance and Nominating Committee, nominated Ms. Kim to be elected as a member of our Board at the Annual Meeting.
Except as indicated below, each nominee has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.
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Patrick Gallagher Age: 67 Board Chair Board Committees: Compensation Committee Corporate Governance & Nominating Committee
Experience
Mr. Gallagher has been a director since October 2007 and was elected Board Chair in April 2013. Mr. Gallagher is currently the lead independent director of Ciena Corporation, a supplier of networking equipment, software and services, where he serves on the compensation committee and is chair of the governance and nominations committee. Previously, Mr. Gallagher served as a director of Sollers JSC, vice chair of Golden Telecom Inc., and executive vice chair and chief executive officer of FLAG Telecom Group. Earlier in his career, Mr. Gallagher held senior management positions at BT Group, including group director of strategy & development, president of BT Europe and as a member of the BT executive committee. Mr. Gallagher holds a B.A. in Economics with honors from Warwick University.
Qualifications
We believe that Mr. Gallagher’s qualifications to serve on our Board include his more than 30 years of experience in the global telecom, Internet and media industries, with a strong track record in building international businesses. He brings particular strategic and operational insight to Harmonic’s international business and has significant experience in chairing both public and private companies.

Patrick Harshman Age: 57 Board Committees: None.
Experience
Mr. Harshman has been a director since May 2006. Mr. Harshman joined the Company in 1993 and was appointed President and Chief Executive Officer in May 2006. Prior to 2006, he held several executive leadership positions for Harmonic including management of marketing, international sales, product management, and research and development functions. Mr. Harshman earned a Ph.D. in Electrical Engineering from the University of California, Berkeley, and completed an executive management program at Stanford University.
Qualifications
We believe that Mr. Harshman’s qualifications to serve on our Board include his many years of industry experience and extensive customer relationships, his management and operational experience, and his strong background in driving Harmonic’s market-leading broadband and video technologies.

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Deborah L. Clifford Age: 48 Board Committees: Audit Committee
Experience
Ms. Clifford has been a director since October 2018. Ms. Clifford currently serves as the chief financial officer of Autodesk, a leading 3D design, engineering and entertainment software company, where she is responsible for all aspects of finance including accounting, tax and treasury, procurement, financial planning and analysis, investor relations, corporate development and sustainability. From July 2019 to March 2021, she served as the chief financial officer of SurveyMonkey, a leading global survey software company. Previously, from September 2005 to June 2019, Ms. Clifford held a variety of finance positions of increasing scope and responsibility at Autodesk, including as vice president of financial planning and analysis, and was a lead architect of Autodesk’s financial transformation from selling perpetual licenses to becoming a SaaS provider. Prior to Autodesk, Ms. Clifford held positions at Virage, Inc. and Ernst & Young. Ms. Clifford holds a B.A. in Political Science with a business specialization from the University of California, Los Angeles, and an M.B.A. from the Stanford Graduate School of Business. She is a certified public accountant (inactive) in the state of California.
Qualifications
We believe that Ms. Clifford’s qualifications to serve on our Board include her extensive finance, operational and business transformation leadership experience at technology companies.

David Krall Age: 61 Board Committees: Compensation Committee Corporate Governance & Nominating Committee
Experience
Mr. Krall has been a director since February 2018. Mr. Krall has served as a strategic advisor to Roku, Inc., a leading manufacturer of media players for streaming entertainment, since December 2010, and to Universal Audio, Inc., a manufacturer of audio hardware and software plug-ins, since August 2011. Previously, he served as president and chief operating officer of Roku, president and chief executive officer of QSecure, Inc. and president and chief executive officer of Avid Technology, Inc. Earlier in his career, Mr. Krall worked in engineering and project management at several companies. Mr. Krall currently serves on the board of directors of Progress Software Corporation, where he is the chair of the compensation committee, and of Audinate Pty Ltd., where he is the board chair. Mr. Krall previously served on the board of Quantum Corporation from August 2011 to March 2017. Mr. Krall holds a B.S. and M.S. in Electrical Engineering from the Massachusetts Institute of Technology and an M.B.A., with distinction, from Harvard Business School.
Qualifications
We believe that Mr. Krall’s qualifications to serve on our Board include his many years of executive leadership and board experience at technology companies, and particularly his extensive experience in the digital and streaming media industries.

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Mitzi Reaugh Age: 44 Board Committees: Compensation Committee (Chair)
Experience
Ms. Reaugh has been a director since July 2012. She is currently vice president, studio strategy and analysis, at Netflix, Inc., a streaming media company. From March 2020 to March 2021, Ms. Reaugh served as a consultant to Verizon Communications Inc., a multinational telecommunications company. From September 2018 to March 2020, she was the chief executive officer and president at Jaunt Inc., where she was previously vice president, global business development and strategy, from November 2016 to September 2018. Previously, Ms. Reaugh was the co-founder and chief executive officer of GoodLooks, LLC, executive-in-residence at The Chernin Group, senior vice president of strategy and business development at Miramax, senior vice president of client solutions at The Nielsen Company, and held various leadership roles at NBC Universal. Earlier in her career, she worked as a management consultant at McKinsey & Company. Ms. Reaugh served as a non-executive director on the board of Entertainment One Ltd., from November 2016 to December 2019, where she also served on the audit, nomination, disclosure and remuneration committees. Ms. Reaugh holds an M.B.A. from the University of Pennsylvania Wharton School of Business and a B.A. in Economics from Claremont McKenna College.
Qualifications
We believe that Ms. Reaugh’s qualifications to serve on our Board include being a senior digital media executive and having been at the leading edge of the growth of the digital media industry for over twenty years. She also brings extensive strategic experience and insight to the Board.

Susan G. Swenson Age: 73 Board Committees: Audit Committee Corporate Governance & Nominating Committee (Chair)
Experience
Ms. Swenson has been a director since February 2012. Ms. Swenson currently serves on the boards of Faraday Future, a developer of electric vehicles, where she is the executive chair, Vislink Technologies, Inc., a provider of wireless video communications products, where she is board chair and chair of the audit committee, and Sonim Technologies Inc., a developer of ruggedized specialty mobile phones, where she is chair of the compensation committee and a member of the audit committee. From October 2015 to June 2017, Ms. Swenson served as chair and chief executive officer of Inseego Corp. (previously Novatel Wireless, Inc.), and served as the board chair from April 2014 to June 2017 after joining the Novatel Wireless board in 2012. Previously, Ms. Swenson served in numerous senior executive roles, including as president and chief executive officer of Sage Software - North America, president and chief operating officer of T-Mobile USA and of Leap Wireless International, Inc., president and chief executive officer of Cellular One, and president and chief operating officer of PacTel Cellular. She previously served on the board of Wells Fargo from 1998 to December 2017. Ms. Swenson holds a B.A. in French from San Diego State University.
Qualifications
We believe that Ms. Swenson’s qualifications to serve on our Board include her over 30 years of US senior executive experience in the communications industry and her strong technology operations expertise. She brings to the Board two decades of board and committee service, as well as extensive executive experience, from building and growing technology start-up businesses to transforming enterprise businesses to meet market and competitive challenges.

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Nikos Theodosopoulos Age: 59 Board Committees: Audit Committee (Chair)
Experience
Mr. Theodosopoulos has been a director since March 2015. Mr. Theodosopoulos is the founder of NT Advisors LLC, an advisory and consulting company. From August 1995 through July 2012, Mr. Theodosopoulos served in various capacities with UBS, a global provider of financial services, most recently as managing director of technology equity research. Earlier in his career, he was a senior equity research analyst for Bear, Stearns & Co., and worked as an account executive for AT&T Network Systems. Mr. Theodosopoulos currently serves on the board of Arista Networks, Inc., where he also serves on the audit committee and the nominating and corporate governance committee, and he is also the chair of the supervisory board of ADVA Optical Networking SE, where he is on the audit committee and is the chair of the compensation and nomination committee. Theodosopoulos holds a B.S. in Electrical Engineering from Columbia University, a M.S. in Electrical Engineering from Stanford University and an M.B.A. from New York University’s Stern School of Business.
Qualifications
We believe that Mr. Theodosopoulos’ qualifications to serve on our Board include his significant experience in banking and finance focused on technology companies, and his experience on the boards of directors of major technology companies.

Dan Whalen Age: 54 Board Committees Compensation Committee
Experience
Mr. Whalen has been a director since August 2021. Mr. Whalen is currently the president and chief executive officer of ATX Networks Corp., a global provider of network infrastructure systems and commercial video solutions. Prior to ATX Networks, from September 2019 to August 2020, he served as the chief product officer at ADTRAN, a provider of telecommunications networking and internetworking products. From January 2008 to May 2019, Mr. Whalen held a number of leadership positions at Arris International, including senior vice president of sales, senior vice president and general manager of global services, and president, network and cloud. Prior to Arris, Mr. Whalen held key positions at Cisco Systems, Comdisco, KPMG and Bell Atlantic. Mr. Whalen holds a Bachelor of Engineering degree from Stevens Institute of Technology.
Qualifications
We believe that Mr. Whalen’s qualifications to serve on our Board include his many years of senior management experience and extensive knowledge of the broadband and video industries.

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Sophia Kim (New Director Nominee) Age: 51
Experience
Ms. Kim is the founder and chief executive officer of Tellagami Labs Inc., a mobile app development company building innovative multimedia products, since July 2013. Prior to Tellagami Labs, she served as the chief executive officer of Xtranormal Inc., a leading developer of 3D video software, and president of SK Group, a digital innovation company, where she built and scaled new businesses. Previously, Ms. Kim held a variety of positions at Vivendi Universal, a global media and entertainment conglomerate, including president of the company's U.S. digital entertainment businesses, senior vice president of strategy and business operations, and vice president of marketing and strategic partnerships. Earlier in her career, she held leadership roles as a management consultant at McKinsey & Company and designed and developed technology products at Accenture. Ms. Kim holds an M.B.A. in Finance and Entrepreneurial Management from the Wharton School of the University of Pennsylvania and a B.S. in Communication Studies from Northwestern University.
Qualifications
We believe that Ms. Kim’s qualifications to serve on our Board include her digital media expertise and her many years of executive and strategic leadership at innovative technology companies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” EACH OF THE DIRECTOR NOMINEES SET FORTH ABOVE.
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CORPORATE GOVERNANCE AND ESG
Board Leadership
We separate the roles of Chief Executive Officer (“CEO”) and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction of the Company and for its operational management, leadership and performance, while the independent Chairman of the Board provides guidance to the CEO and sets the agenda for, and presides over, meetings of the full Board.
Board Meetings and Committees
The Board of Directors held a total of ten (10) meetings during the fiscal year ended December 31, 2021. No director attended fewer than 90 percent of the meetings of the Board, or the committees upon which such director served, in 2021. Mr. Whalen attended all of the meetings of the Board from the time of his appointment to the Board in August 2021.
The Board has determined that Messrs. Gallagher, Krall, Theodosopoulos and Whalen, and Mmes. Clifford, Reaugh, Swenson and Kim, are “independent” as that term is defined under the applicable rules and regulations of the SEC and under applicable NASDAQ listing standards. In making this determination, the Board considered the current and prior relationships that each non-employee director has with Harmonic and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of the Company’s capital stock by each non-employee director. The independent directors have no relationships with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
The Board has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.
Audit Committee
The Audit Committee currently consists of Mr. Theodosopoulos and Mmes. Clifford and Swenson, each of whom is independent under Rule 10A-3 of the Exchange Act and under applicable NASDAQ Stock Market listing standards.
Mr. Theodosopoulos serves as the Chairperson of the Audit Committee. The Audit Committee serves as the representative of the Board for general oversight of the quality and integrity of Harmonic’s financial accounting and reporting process, system of internal control over financial reporting, management of financial risks, audit process, and process for monitoring the compliance with related laws and regulations. Each member of the Audit Committee also meets the financial literacy requirements of the applicable NASDAQ listing standards. The Audit Committee engages the Company’s independent registered public accounting firm and approves the scope of both audit and non-audit services. Matters within the scope of the Audit Committee were also discussed in executive sessions at regularly scheduled meetings of the Board in 2021. The Audit Committee held eight (8) meetings during 2021.
The Board has determined that each of Mr. Theodosopoulos and Ms. Clifford is an “audit committee financial expert,” as defined by the current rules of the SEC. The Board believes that Mr. Theodosopoulos’s experience in the communications and finance industries qualifies him as an “audit committee financial expert” because he has acquired relevant expertise and experience from performing his duties as a managing director of technology equity research at a global financial services firm. The Board believes that Ms. Clifford’s experience as a public company chief financial officer and finance executive qualifies her as an “audit committee financial expert.”
The Audit Committee operates under a written charter that was adopted by our board of directors and satisfies the applicable standards of the SEC and applicable NASDAQ listing standards. A copy of our Audit Committee charter is available on our website at www.harmonicinc.com in the Corporate Governance section of the Investor Relations page.
Compensation Committee
The Compensation Committee currently consists of Ms. Reaugh and Messrs. Gallagher, Krall and Whalen, none of whom is an employee of the Company and each of whom is independent under applicable NASDAQ Stock Market listing standards.
Ms. Reaugh currently serves as the Chairperson of the committee. The Compensation Committee is responsible for approving the Company’s compensation policies, compensation paid to executive officers and administration of the Company’s equity compensation plans. The Compensation Committee held four (4) meetings during 2021. Matters within the scope of the Compensation Committee were also discussed in executive sessions at regularly scheduled meetings of the Board in 2021.
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The Compensation Committee operates under a written charter that was adopted by our board of directors and satisfies the applicable standards of the SEC and applicable NASDAQ listing standards. A copy of our Compensation Committee charter is available on our website at www.harmonicinc.com in the Corporate Governance section of the Investor Relations page.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee currently consists of Ms. Swenson and Messrs. Gallagher and Krall, each of whom is independent under applicable NASDAQ Stock Market listing standards.
Ms. Swenson serves as the Chairperson of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee serves as the representative of the Board for establishment and oversight of governance policy and the operation, composition and compensation of the Board. The Corporate Governance and Nominating Committee held five (5) meetings in 2021. Matters within the scope of the Corporate Governance and Nominating Committee were discussed in executive sessions at regularly scheduled meetings of the Board in 2021.
The Corporate Governance and Nominating Committee has proposed, and the Board has approved, the nomination of all eight (8) of the current board members for re-election by stockholders at this Annual Meeting.
The Corporate Governance and Nominating Committee operates under a written charter that was adopted by our board of directors and satisfies the applicable standards of the SEC and applicable NASDAQ listing standards. A copy of our Corporate Governance and Nominating Committee charter is available on our website at www.harmonicinc.com in the Corporate Governance section of the Investor Relations page.
Meetings of Non-Employee Directors
At each regularly scheduled Board meeting, the non-employee directors meet in an executive session without any members of management or employees present. The Chairperson of the Board has the responsibility of presiding over such periodic executive sessions of the Board. Last year, the non-employee directors discussed, in executive sessions, corporate strategy, risk oversight, management performance, Board performance, succession planning for management and the directors, and Board policies, processes and practices.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines that set forth the key functions of the Board, as well as principles regarding board structure and composition, director voting, board operations and meetings, board interaction with management and third parties, board committees and director compensation. The Corporate Governance Guidelines, in conjunction with our certificate of incorporation, Bylaws and Board committee charters, form the framework for the governance of the Company.
The Corporate Governance Guidelines are available on the Company’s website at www.harmonicinc.com in the Corporate Governance section of the Investor Relations page. The Corporate Governance Guidelines are reviewed at least annually by our Corporate Governance and Nominating Committee, and changes are recommended to our Board for approval as appropriate.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our Board members, officers, employees, consultants, contractors and agents, which is available on the Company’s website at www.harmonicinc.com in the Corporate Governance section of the Investor Relations page. Any amendments or waivers of the code pertaining to a member of our Board or one of our executive officers will be disclosed on our website at the above-referenced address.
Role of the Board in Risk Oversight
Management of the Company is responsible for the day-to-day management of risks the Company faces, while the Board has responsibility, as a whole and also at the committee level, for the oversight of the Company’s risk management. The Board regularly reviews the Company’s long-term business strategy, including industry trends and their potential impact on the Company, our competitive positioning, potential acquisitions and divestitures, as well as the Company’s technology and market direction. The Board also reviews information regarding the Company’s actual and planned financial position and operational performance, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation and Board remuneration, and the Company’s incentive, equity award and other benefit plans. The Audit Committee oversees management of financial risks, including, but not limited to, accounting matters, tax positions, insurance coverage and security of the Company’s cash reserves, as well as cybersecurity risks. The Corporate Governance and Nominating Committee manages risks associated with the independence and potential conflicts of interest.
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At periodic meetings of the Board and its committees, management reports to, and seeks the guidance of, the Board and its committees with respect to the most significant risks that could affect our business. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is periodically informed about such risks by committee reports and receives advice and counsel with respect to risk issues from the Company’s outside counsel.
Considerations in Evaluating Director Nominees
Pursuant to the charter of the Corporate Governance and Nominating Committee, the Committee may utilize a variety of methods to identify and evaluate candidates for service on our Board of Directors. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current directors, management, professional search firms, stockholders, outside professionals or other persons. Any candidate presented would be evaluated at a meeting of the Corporate Governance and Nominating Committee or at a regular Board meeting and may be considered at any point during the year.
The Corporate Governance and Nominating Committee may take such measures as it considers appropriate in connection with its evaluation of a candidate, including candidate interviews, inquiry of the person recommending the candidate or reliance on the knowledge of the members of the Corporate Governance and Nominating Committee, members of the Board or management. The Corporate Governance and Nominating Committee has hired, from time to time, a consulting firm to assist it in identifying and screening potential candidates for election to the Board.
In evaluating a candidate, the Corporate Governance and Nominating Committee may consider a variety of criteria. These criteria include, without limitation:
•	relevant areas of expertise;
•	corporate and technology experience;
•	proven achievement;
•	operating executive experience;
•	understanding of our industry;
•	length of service;
•	independence;
•	potential conflicts of interest and other commitments;
•	particular expertise to act as a committee chair or member;
•	the ability to devote the necessary time to the Board and committee service; and
•	personal character and integrity.
While the Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity, the Corporate Governance and Nominating Committee seeks nominees with a broad diversity of experiences, professions, skills, geographic representation and backgrounds, including racial, ethnic and gender diversity, and considers relevant legal requirements relating to diversity.
The Corporate Governance and Nominating Committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors. The Corporate Governance and Nominating Committee requires the following minimum qualifications to be satisfied by any nominee for a position on the Board of Directors:
•	the highest personal and professional ethics and integrity;
•	proven achievement and competence in the nominee's field and the ability to exercise sound business judgment, as well as skills that are complementary to those of the existing Board;
•	the ability to assist and support management and make significant contributions to our success; and
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•	an understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.
The foregoing considerations were all applied by the Corporate Governance and Nominating Committee during a thorough process to recruit a suitable candidate to stand for election to the Board. As a result of that process, the Board decided to nominate Ms. Kim as a candidate for election at the upcoming Annual Meeting.
With respect to the nomination of continuing directors for re-election, the individual’s historical and ongoing contributions to the Board of Directors are also considered. The Corporate Governance and Nominating Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders' best interests.
The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to best fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, gender, age, sexual orientation, disability or any other basis proscribed by law.
The Corporate Governance and Nominating Committee has not set either term limits or age limits for members of the Board, believing that the Company’s interests are best served by members of the Board with substantial experience and knowledge of the Company’s business and that age is generally not a barrier to effective performance as a member of the Board.
Director Recommendations and Nominations from Stockholders
The Corporate Governance and Nominating Committee will consider recommendations from stockholders of individuals for service on the Board of Directors at the 2023 annual meeting of stockholders, provided that such recommendations are submitted in a timely manner in writing to the Corporate Secretary of the Company at Harmonic Inc., 2590 Orchard Parkway, San Jose, California 95131. If a stockholder desires to recommend an individual for consideration by the Corporate Governance and Nominating Committee for nomination by the Board, such recommendation must be received no later than December 29, 2022, which is 120 calendar days prior to the first anniversary of the date this Proxy Statement first became available to stockholders. In evaluating director candidates recommended by stockholders, the Corporate Governance and Nominating Committee will use the same criteria as it uses to evaluate all prospective members of the Board.
On April 9, 2021, we entered into a cooperation agreement (the “Agreement”) with Scopia Capital Management LP (“Scopia”). The Agreement includes provisions regarding various matters including, but not limited to, granting Scopia the right to designate two directors to be appointed to the Board, procedures for determining replacements for the newly appointed directors, voting commitments, “standstills” restricting certain conduct and activities during the periods specified in the Agreement, and other items. A description of the Agreement and a copy thereof are included in a Form 8-K filed with the SEC on April 12, 2021. The Agreement was amended on March 24, 2022 (the “Amendment”) to provide, among other things, an extension on Scopia’s rights to designate a director, that Dan Whalen be included as a director nominee in this Proxy Statement, and for the extension of the “standstill” period described above. A description of the Amendment and a copy thereof are included in a Form 8-K filed with the SEC on March 29, 2022.
For a stockholder nomination of a person for election to the Board at the 2023 annual meeting of stockholders that such stockholder does not desire to have considered by the Corporate Governance and Nominating Committee for nomination by the Board, timely written notice of such nomination must be delivered to the Corporate Secretary of the Company no earlier than March 11, 2023 and no later than April 10, 2023.
To be in proper written form, a stockholder’s notice must contain:
(a) as to each person whom the stockholder proposes to nominate for election or re-election as a director,
•	the name, age, business address and residence address of the nominee,
•	the principal occupation or employment of the nominee,
•	the class and number of shares of the Company which are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee,
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•
whether, and the extent to which, any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding, the effect or intent of which is to mitigate loss, manage the risk or benefit from share price changes, or increase or decrease the voting power of the nominee with respect to any securities of the Company,

•
a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder,

•
a written statement executed by the nominee acknowledging that, as a director of the Company, the nominee will owe fiduciary duties under Delaware law with respect to the Company and its stockholders, and

•
any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(b) as to such stockholder proposing a nominee for election to the Board,
•	the information set forth in “Stockholder Proposal Procedures and Deadlines” on page 3 of this Proxy Statement for a stockholder notice of business to be brought before an annual meeting, and
•
a statement whether either such stockholder or any associated person of such stockholder will deliver a proxy statement and form of proxy to holders of a number of the Company’s voting shares reasonably believed by such stockholder or associated person of such stockholder to be necessary to elect such nominee.

A copy of the full text of the provisions of the Bylaws provisions discussed herein may be obtained by writing to Harmonic Inc., 2590 Orchard Parkway, San Jose, California 95131, Attention: Corporate Secretary, or can be accessed from the Company’s filings with the SEC at www.sec.gov.
Board Diversity Matrix
The gender identity and demographic background of our directors as of April 1, 2022, based on self-identification, is set forth in the table below.
	Female	Male
Total Number of Directors	8
Gender Identity:
Directors	3	5
Demographic Background
White	3	5
Director Compensation
As compensation for its non-employee directors, Harmonic uses a combination of cash and equity-based incentive compensation. Directors who are employees of the Company do not receive additional compensation for their service as directors. Mr. Harshman receives no compensation for his service as a director and compensation earned by Mr. Harshman for his service as CEO is shown in the Summary Compensation Table on page 46 of this Proxy Statement.
The 2021 non-employee director compensation program was developed in consultation with Compensia, Inc. (“Compensia”), an independent compensation consulting firm. Compensia provided recommendations and competitive non-employee director compensation data and analyses. The Corporate Governance and Nominating Committee considered and discussed these recommendations and data, and considered the specific duties and committee responsibilities of particular directors. The Corporate Governance and Nominating Committee recommended, and the Board adopted, Compensia's recommendations when it approved the 2021 non-employee director compensation program described below, which remained unchanged from the director compensation program that had previously been approved for 2020. We believe the current program provides our non-employee directors with reasonable and appropriate compensation that is commensurate with the services they provide and competitive with compensation paid by our peers to their non-employee directors.
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The Corporate Governance and Nominating Committee periodically reviews the type and form of compensation paid to our non-employee directors, which includes a market assessment and analysis by Compensia. As part of this analysis, Compensia reviews non-employee director compensation trends and data from companies comprising the same peer group used by the Compensation Committee in connection with its review of Harmonic’s executive compensation.
Director Compensation Elements	2021 Compensation
Annual Board retainer:	$50,000
Annual equity grant:	$150,000 in RSUs, 1 year cliff vest
New director initial equity grant:	$150,000 in RSUs, prorated to director’s start date.
Board chair retainer:	Additional $50,000
Committee retainers
Audit:	Chair: $25,000 Member: $10,000
Compensation:	Chair: $18,500 Member: $ 9,000
Corporate Governance & Nominating:	Chair: $10,000 Member: $ 5,000
Cash Compensation. Board and Board committee retainers are paid quarterly. No additional fees were paid for attending in-person or telephonic meetings of the Board or its committees.
Equity Compensation. The 2002 Director Stock Plan, as amended (the “2002 Plan”), currently provides for grants of stock options or restricted stock units (“RSUs”) to be made in three ways:
•
Initial Grants. Each new non-employee director who joins the Board (excluding a former employee director who ceases to be an employee director, but who remains a director) is entitled to receive stock options or RSUs, or a mix thereof, on the date that the individual is first appointed or elected to the Board, as determined by the Board in its sole discretion. As outlined above, under the current director compensation program, a new director would receive a standard annual grant that is prorated to his or her start date.

•
Annual Grants. Each non-employee director who has served on the Board for at least six months, as of the date of grant, will receive an annual grant of stock options or RSUs, or a mix thereof, as determined by the Board in its sole discretion. Ongoing grants have historically been made in the first quarter of each fiscal year and have been comprised of only RSUs. Under the existing director compensation program, non-employee directors received an RSU award in the first quarter of 2021 in an amount determined by dividing $150,000 by the 30-trading day average closing price of the Company’s common stock prior to the grant date, and that vested in full after 1 year.

•	Discretionary Grants. The Board may make discretionary grants of stock options or RSUs, or a mix thereof, to any non-employee director.
In 2019, we instituted a policy allowing our non-employee directors to elect to defer the receipt of RSUs granted as Initial Grants or Ongoing Grants. If so elected, 100% of the RSUs subject to such Initial Grant or Ongoing Grant (as applicable), to the extent vested, will be deferred and paid within 60 days following the earliest to occur of (i) a change in control (as defined within the policy), (ii) the director’s separation from service (as defined under Section 409A of the Code) and (iii) the director’s death, subject to any required six-month delay required under Section 409A of the Code. Non-employee directors may elect to defer their Ongoing Grants before the end of the calendar year to which such grants relate. Unless revoked under the policy’s terms, a deferral election will remain in effect with respect to Ongoing Grants made in future years.
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2021 Director Compensation
Name	Fees Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Patrick Gallagher	114,000	146,168	260,168
Deborah L. Clifford	60,000	146,168	206,168
David Krall	64,000	146,168	210,168
Mitzi Reaugh	68,500	146,168	214,668
Susan G. Swenson	70,000	146,168	216,168
Nikos Theodosopoulos	75,000	146,168	221,168
Dan Whalen	20,879(3)	87,463	108,342
(1)
The amounts in this column represent the aggregate grant date fair value of awards for grants of RSUs to each listed non-employee director in 2021, computed in accordance with applicable accounting guidance. These amounts do not represent the actual amounts paid to or realized by the directors during 2021 or thereafter. The grant date fair market value of the RSUs is based on the closing market price of the Common Stock on the date of grant.

(2)
Grants of RSUs under our 2002 Director Stock Plan were made on February 17, 2021, to each of the Company’s non-employee directors, with the exception of Dan Whalen. Each RSU grant was for 19,157 shares and vested in full on February 15, 2022, provided, however, Mr. Whalen received a prorated new director RSU grant on August 2, 2021 for 10,123 shares, which also vested in full on February 15, 2022. Messrs. Gallagher and Clifford elected to defer the receipt of the shares issuable on settlement of the vested RSUs in accordance with the deferral election described above.

(3)	Mr. Whalen joined our Board in August 2021, and therefore received prorated director fees for 2021.
Outstanding Equity Awards as of December 31, 2021
The following table provides the number of shares of Common stock subject to RSUs held by non-employee directors of the Company as of December 31, 2021, with no stock options outstanding.
Name	Number of Unvested Restricted Stock Units Outstanding
Patrick Gallagher	19,157
Deborah L. Clifford	19,157
David Krall	19,157
Mitzi Reaugh	19,157
Susan G. Swenson	19,157
Nikos Theodosopoulos	19,157
Dan Whalen	10,123
Non-Employee Director Stock Ownership Policy
Under the Board's non-employee director stock ownership policy, each non-employee director is required to beneficially own shares of Common Stock with a market value equal to at least $175,000 (excluding, for the purposes of this calculation, the value of stock options exercisable within 60 days) by the later of the Company’s 2018 annual meeting of stockholders or the fifth anniversary of the director’s election to the Board. Each non-employee director is in compliance with these guidelines or is on track to be in compliance with these guidelines by the applicable deadline.
Communication with the Board of Directors
The Board believes that management should be the primary means of communication between the Company and all of its constituencies, including stockholders, customers, suppliers and employees. However, stockholders may communicate with individual members of the Board, committees of the Board, or the full Board by addressing correspondence to Harmonic Inc., 2590 Orchard Parkway, San Jose, California 95131, Attention: Corporate Secretary. Our Corporate Secretary or legal department, in consultation with appropriate members of the Board as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board.
Annual Stockholder Meetings
Prior to Mr. Whalen’s appointment to the Board in August 2021, all seven (7) members of the Board attended the Company’s June 2021 virtual annual meeting of stockholders telephonically. The Board has a policy encouraging directors to attend annual stockholder meetings.
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Environmental, Social and Governance (ESG) Practices
We are committed to delivering a corporate culture that honors our values and principles, that fosters a culture of inclusion, equity and diversity, and that promotes sustainable operations to benefit the environment and the lives of our stakeholders. Our environmental, social and governance (ESG) commitment includes ethics and governance, human capital management, supply chain partnerships and environmental protection. We believe that the expectations of all of our stakeholders, from investors to employees to the people in the communities where we operate, must be acknowledged and addressed through these commitments. Therefore, we work to embed these commitments into our operating structure, to measure our progress and to continuously improve. We are proud to report on some of our efforts and initiatives in ESG including those listed below.
ESG Governance at Harmonic
The Corporate Governance and Nominating Committee is responsible for reviewing the Company’s ethics and governance practices and performance, as well as aspects related to diversity, equity and inclusion, human capital management and environmental performance. The Board receives updates on ESG areas from executive management on a regular basis.
Harmonic has an ESG Advisory Committee co-chaired by our General Counsel and Senior Vice President of Human Resources and our Senior Vice President, Operations and IT. The ESG Advisory Committee is comprised of senior managers from across our corporate functions, including human resources, operations, legal and procurement. The ESG Advisory Committee is responsible for assessing ESG risks and opportunities, identifying best practices and management initiatives to address these risks and opportunities, and disseminating those practices into implementation tasks and guidance throughout the Company. In addition, the ESG Advisory Committee is responsible for providing updates on ESG performance to our executive management team, our Board and external stakeholders through public disclosures.

Ethics and Governance
We are committed to the highest standards of ethical integrity. Our approach to ethical standards is documented in our Code of Business Conduct and Ethics (the “CBCE”), which applies to all of Harmonic’s employees, officers, directors, consultants, contractors and agents. The CBCE provide rules of practice on ethical conduct and anti-corruption, conflicts of interest, compliance and communications. The CBCE sets the expectation that all Harmonic personnel and business partners live up to our commitments to Act in Good Faith, Act Ethically and Comply with the Law.
In addition to the CBCE, we also extend our ethical standards to our suppliers and their employees through our Supplier Code of Conduct, and to our reseller, distributor and service provider partners and their employees through our Business Partner Code of Conduct (and together with the CBCE and the Supplier Code of Conduct, the “Codes”). Our Supplier Code of Conduct requires our suppliers to adopt and adhere to the social, environmental and ethical industry standards set forth in the Responsible Business Alliance (RBA) Code of Conduct (formerly known as the Electronic Industry Citizenship Code of Conduct). Our Business Partner Code of Conduct emphasizes ethical and legal compliance in all business practices, and strict adherence to ethical labor and employment rules and principles.
The Codes all provide for procedures for reporting potential violations internally or through an anonymous whistleblower hotline, and both the Supplier Code of Conduct and Business Partner Code of Conduct provide for compliance audits by Harmonic. The Codes are available on our website at www.harmonicinc.com.
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Human Dignity and Equality
The CBCE establishes expectations for a harassment-free and safe workplace. Harmonic is committed to ensuring that our working conditions and practices inspire trust and respect, empower our people to do their best work, and do not infringe in any way on the inherent dignity of our employees and personnel. We prohibit all abuse, harassment and other unprofessional conduct, and any discrimination during employment or hiring on the basis of gender, race, color, national origin, ancestry, citizenship, religion, age, physical or mental disability, medical condition, genetic information, pregnancy, sexual orientation, gender identity or gender expression, veteran status, or marital status or any other legally protected status.
Fair Labor Practices
In 2020, our Board approved a Human Rights and Labor Practices Policy. The policy commits Harmonic to prevent any forced labor in our operations. Looking forward, Harmonic intends to further promulgate these expectations and to condemn all forced or coercive labor practices throughout our value chain. The policy also clearly states our commitment to fair practices in hiring and termination as well as adhering to fair wage practices where no wage law is in existence. Harmonic follows internationally recognized practices and principles regarding the employment of young persons imposed by local legislation. The Human Rights and Labor Practices Policy is available on our website at www.harmonicinc.com in the Global Citizenship page.

Human Capital Management
Our success depends on our ability to attract and retain talented and skilled employees. We focus on creating a safe, welcoming and inclusive work environment where employees can be productive and innovative.
Health and Safety
Harmonic complies with all applicable health and safety laws and regulations in all countries where it operates. In addition, our internal guidelines and directives take precedence over locally applicable laws and regulations whenever they exceed local requirements. We engage with our employees, contractors, partners and customers to maintain a healthy and safe workplace for our personnel, wherever they are needed to conduct their work.
Diversity, Equity and Inclusion (DEI)
Building an inclusive workforce is critical to our ability to continuously innovate and provide our customers with outstanding products and services, enabling growth and the delivery of sustained shareholder value. Therefore, we invest in inclusion and diversity initiatives as well as professional development opportunities for employees across the Company. In addition, senior management regularly shares perspectives and priorities on the promotion of diversity across the company through e-newsletters and other communications. We also believe our employees are the true leaders in building an inclusive and diverse culture, and groups of employees based in Harmonic locations around the world have volunteered to support a variety of DEI initiatives. From support for refugees in France, to the Harmonic SEEDS program in Israel that engages youth from underrepresented groups into technology and business, to mentoring and internship programs in the U.S., the employees of Harmonic are finding ways to promote diversity and equity inside and outside of the office.
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Training and Professional Development
An expert, creative and innovative workforce is fundamental to the success of Harmonic. Therefore, we invest in employee professional development and training. Harmonic has partnered with Udemy to offer thousands of online courses to employees across a wide range of topic areas. In addition, we provide in-person product, technical and management training and coaching in various locations, and we conduct regular training with employees on a variety of topics critical to the functioning of the business including cybersecurity, regulatory matters, health and safety, and DEI. Employees are also annually trained on the content of the Code of Business Conduct and Ethics to ensure compliance with ethical business practices.
Responsible Supply Chain
In addition to the expectations for our suppliers and partners set forth in the Supplier Code of Conduct and Business Partner Code of Conduct, Harmonic has identified several performance expectations for key suppliers, including conflict mineral identification, health and safety, cybersecurity and environmental performance of products, and we continue to work with our key suppliers around these topics.
Environmental Responsibility and Sustainability
In our Video business, Harmonic’s VOS®360 software-as-a-service (SaaS) platforms provide both streaming and channel origination and distribution services in a public cloud environment. Compared to purchasing and maintaining dedicated equipment, our customers can significantly lower the resource and energy usage, and carbon emissions, of their video delivery operations when they adopt our SaaS solutions. By using our SaaS solutions, our customers leverage the greater efficiency of public clouds enabled by dynamic provisioning, multi-tenancy, high server utilization and advanced data center operations.
Our software-based video processing appliances continue to increase in efficiency, performance and density, allowing our customers to do more with fewer rack units, and therefore less energy consumption, when compared to earlier versions of our appliance products.
In our Cable Access business, our CableOS® software-based cable access solutions, which can be deployed based on a centralized, distributed access or hybrid architecture, can drastically reduce the energy consumption, carbon emissions and physical footprint of our customers’ facilities, compared to traditional solutions.
We also recognize that our products and our operations have environmental impacts and so we are committed to exploring methods to continually improve our own environmental performance. Our Environmental Responsibility and Sustainability Policy describes our commitments to reducing environmental impact, particularly relating to energy usage and carbon emissions, while seeking more environmentally friendly alternatives in our supplied products. Harmonic is also planning on training programs to raise the awareness of employees on environmental issues. In addition, we are committed to complying with applicable environmental regulations and have published an Environmental Compliance Statement, as well as a Conflict Minerals Policy and 2020 Conflict Minerals Report, on our website at www.harmonicinc.com in the Global Citizenship page. Our Environmental Responsibility and Sustainability Policy is also available in the Global Citizenship page.
Energy and emissions
Our primary operational energy use and emissions come from the electricity that we source for our offices. We have worked to reduce energy usage at our offices, including our on-site data centers. We have also focused on assessing the carbon emissions associated with transporting and shipping our products to customers around the world, and developing strategies to reduce those emissions. We have embraced videoconferencing to reduce the need for business travel and to enable longer-term work-from-home flexibility and hybrid work policies at key locations. When employees do commute, we encourage more efficient transportation modes at certain sites such as public transportation, bicycles and electric or electric-hybrid vehicles.
Waste
We seek to reduce waste across our operations. Our main focus has been on recycling initiatives, from paper to electronics. Harmonic is committed to recycling or re-using materials whenever practicable, in particular in our site operations with consumables and in packaging for the supply chain.
Cybersecurity
Cybersecurity is critical to our business operations and service offerings, and we regularly review and invest in our corporate infrastructure and product security capabilities. The Audit Committee oversees Harmonic’s cybersecurity controls and performance through regular updates from executive management and reviews of governance processes, security-related programs, performance data, potential or realized security breach information, audit and validation results, and controls to help mitigate cybersecurity risks.
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At the executive management level, cybersecurity is overseen by Harmonic’s Senior Vice President, Operations and IT. In addition, Harmonic management works closely with the Audit Committee to regularly benchmark and update cybersecurity efforts to assess best practices and emerging regulatory requirements.
Our cybersecurity program includes controls to protect the confidentiality of data and the integrity of assets, such as security monitoring and alerts to identify internal and external threats, data and source code access management systems, mandatory employee training and regular communications to increase cybersecurity threat awareness, and incidence response processes to respond to any potential security breaches as quickly as possible. Recent initiatives include the deployment of multiple solutions within our global IT infrastructure to enhance phishing and malware protections.
[21]

PROPOSAL 2:
ADVISORY VOTE ON NEO COMPENSATION
Pursuant to Section 14A of the Exchange Act of 1934 as promulgated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are asking stockholders to vote on the compensation of our named executive officers (the “NEOs”), as named in accordance with applicable SEC rules, on page 36 of this Proxy Statement. This Proposal 2, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our NEOs and the named executive officer compensation philosophy, policies and practices described in this Proxy Statement.
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our NEO compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining NEO compensation for the remainder of the current fiscal year and for future fiscal years. Our Board and Compensation Committee value the opinions of our stockholders, and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any action is necessary to address those concerns. At our 2020 annual meeting, our stockholders approved the compensation of our NEOs, with approximately 99% of the shares present and entitled to vote voting in favor of the say-on-pay proposal. As we evaluated our compensation practices and talent needs throughout 2020, we were mindful of the support our stockholders expressed for our philosophy of linking compensation to our financial goals and in support of enhancing stockholder value. As a result, the Compensation Committee decided to retain our general approach with respect to our NEO compensation programs, with an emphasis on delivering long-term and short-term incentive compensation that reward our executives commensurate with the value they deliver to our stockholders. Since 2011, we have held an advisory vote to approve NEO compensation each year, and the next such advisory vote will occur at our 2023 annual meeting.
The Company’s goal for its NEO compensation program is to attract, motivate and retain a talented and creative team of executives who will contribute significantly to the long-term success of the Company and the enhancement of stockholder value. As described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections beginning on pages 37 and 46, respectively, of this Proxy Statement, we believe that our NEO compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. We would like to highlight the following items that support these beliefs:
•	Our Compensation Committee retains an independent compensation consultant to assist it in the evaluation of appropriate cash and equity compensation for executive management.
•	The compensation philosophy of our Compensation Committee includes relating each of the individual components of executive management compensation to overall Company performance.
•	The compensation philosophy of our Compensation Committee includes tying incentive bonus payments to the achievement of objective performance parameters.
•
The compensation philosophy of our Compensation Committee includes putting at risk a significant portion of each executive’s total target compensation and rewarding our executive management for superior performance by the Company.

•
The compensation philosophy of our Compensation Committee includes reflecting competitive market requirements and strategic business needs in determining the appropriate mix of cash and non-cash, and short-term and long-term, compensation.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure."
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY VOTE APPROVING NAMED EXECUTIVE OFFICER COMPENSATION.
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PROPOSAL 3:
APPROVAL OF AMENDMENT TO 2002 EMPLOYEE
STOCK PURCHASE PLAN
The Company’s stockholders are being asked to approve a 1,000,000 share increase in the number of shares of Common Stock reserved for issuance under the Company’s 2002 Employee Stock Purchase Plan (the “ESPP”).
The ESPP was adopted by the Board of Directors in March 2002 and was approved by our stockholders in May 2002. The ESPP, as initially approved, permitted the issuance of 1,500,000 shares of Common Stock. Amendments to the ESPP, adopted in May 2004, May 2006, May 2009, July 2011, August 2013, July 2014, June 2016, June 2017, June 2018, June 2019, June 2020 and June 2021 increased the maximum number of shares available for issuance under the ESPP by an additional 17,300,000 shares in the aggregate, resulting in 18,800,000 shares of Common Stock permitted for issuance under the ESPP. As of March 31, 2022, there were 765,176 shares of Common Stock currently available for issuance under the ESPP.
In April 2022, the Board of Directors unanimously approved an amendment to the ESPP, subject to obtaining stockholder approval, to increase the number of shares of Common Stock available for issuance under the ESPP by 1,000,000 shares. If this proposal is approved by our stockholders, the shares reserved and available for issuance under the ESPP for the current offering period and for offering periods commencing on or after July 1, 2022, will be increased by 1,000,000 shares. Based on the Company’s current forecasts and estimated participation rates, the Company expects that with this increase, the ESPP will have enough shares of Common Stock to cover ESPP purchases through July 2023.
If this proposal is not approved by the Company’s stockholders, the shares reserved and available for issuance under the ESPP will be 765,176, and, based on current forecasts and estimated participation rates, the Company anticipates this would only be enough shares of Common Stock to cover ESPP purchases through January 2023.
The intent of the ESPP is to encourage employees to acquire equity ownership in the Company in an effort to ensure a close alignment of the interests of employees with those of the Company’s stockholders. The proposed increase in the number of shares available for issuance under the ESPP will enable the Company to continue to use the ESPP as a valuable tool for attracting and retaining key personnel and aligning the interests of ESPP participants with those of the Company’s stockholders. We believe that the ESPP remains an important element of a competitive compensation package, especially for technology companies, as these plans are offered by most public companies with which we compete for employees. Approximately 48% of our employees eligible to participate in the ESPP during the offering period ending July 1, 2022 are participating.
Description of the ESPP
The following is a summary of the principal features of the ESPP and its operation. This summary is qualified in its entirety by reference to the ESPP, a copy of which was filed as Exhibit 10.1 to our Registration Statement on Form S-8, as filed with the SEC on August 20, 2021, except with respect to the increases in the number of shares reserved for issuance noted above.
Purpose. The purpose of the ESPP is to provide employees with an opportunity to purchase Common Stock through payroll deductions.
Administration. The ESPP is administered by the Board of Directors or a committee appointed by the Board of Directors (in either case, the “Administrator”). The Administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, and the Administrator’s findings, decisions, and determinations are final and binding upon all parties.
Eligibility. Currently, each of our employees, and each employee of our designated subsidiaries, whose customary employment with the Company or the designated subsidiary is at least 20 hours per week and more than five months in any calendar year, is eligible to participate in the ESPP. As of the beginning of the current offering period on January 1, 2022, approximately 1,219 employees were eligible to participate in the ESPP. No employee who owns stock and/or holds outstanding options to purchase stock that is equal to or greater than 5% of the total combined voting power or value of all classes of our stock may participate in the ESPP. Moreover, no employee may participate to the extent that he or she may purchase Common Stock under all employee stock purchase plans of the Company with a fair market value (determined on the first day of any offering period) in excess of $25,000 in any calendar year.
[23]

Shares Available for Issuance. As of March 31, 2022, there were 765,176 shares of Common Stock available for issuance under the ESPP, most of which are expected to be issued on the next purchase date on July 1, 2022, after the end of the current offering period. If our stockholders approve this proposal, an additional 1,000,000 shares will become reserved and available for issuance in the current offering period and for offering periods commencing on or after July 1, 2021.
Offering Period. The ESPP currently has offering periods that have a duration of approximately six months, commencing on the first trading day for Common Stock on or after each January 1 and July 1 and terminating on the last trading day of the period ending approximately six months thereafter. Our Board of Directors has the power to change the commencement date and the duration of future offering periods without stockholder approval, if such change is announced prior to the scheduled beginning of the first offering period to be affected by such change. Each offering period constitutes a purchase period during which shares of Common Stock may be purchased on behalf of the participant in accordance with the terms of the ESPP.
Participation. To participate in the ESPP, an eligible employee must authorize payroll deductions pursuant to the ESPP. Payroll deductions are withheld only in whole percentages of the participant’s compensation and cannot exceed 10% of a participant’s compensation that she or he receives on each pay day during the offering period.
A participant may not make any additional payments into her or his account other than by payroll deductions. To the extent necessary to comply with Section 423(b)(8) of the Internal Revenue Code of 1986, as amended (the “Code”), and eligibility limitations pursuant to the ESPP, a participant’s payroll deductions may be decreased to zero by the participant at any time during an offering period. A participant may decrease, but not increase, the rate of payroll deductions during an offering period, except the Administrator may, in its discretion, limit the nature and/or number of participant rate changes during any offering period.
Grant. The number of shares of Common Stock a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during the offering period by the purchase price. However, a participant may purchase no more than 1,500 shares in any offering period.
Purchase Price; Exercise. The Internal Revenue Service views participants in our ESPP as receiving options. The price per share of the shares subject to the option, as permitted by the Code, is the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of the offering period, or (ii) 85% of the fair market value of a share of Common Stock on the purchase date, which is the last day of the offering period. Unless a participant withdraws from the ESPP or her or his employment terminates with us or a designated subsidiary, the participant’s option for the purchase of shares is exercised automatically on each purchase date. No fractional shares may be purchased, and any accumulated payroll deductions not sufficient to purchase a full share are retained in the participant’s account for the subsequent offering period.
If the number of shares with respect to which options are to be exercised exceed shares available for sale under the ESPP on a purchase date or commencement of an offering period, the Administrator may, in its sole discretion, make a pro rata allocation of the shares available for purchase and either continue the offering period then in effect or terminate the offering period then in effect. The Administrator may make such pro rata allocation of shares notwithstanding any authorization of additional shares for issuance under the ESPP by our stockholders subsequent to the commencement of an offering period.
Withdrawal; Termination of Employment. A participant may withdraw all, but not less than all, the payroll deductions credited to her or his account, and not yet used to exercise her or his option, under the ESPP at any time by written notice to the Company. If a participant withdraws from an offering period, no further payroll deductions by the participant will be made during the offering period and payroll deductions will not automatically resume at the beginning of the succeeding offering period. Additionally, payroll deductions credited to the participant’s account during the offering period, but not yet used to exercise the option, will be returned to the participant or, in the case of her or his death, to the person or persons entitled thereto, and the participant’s option will automatically terminate. Withdrawal from an offering period has no effect upon a participant’s eligibility to participate in subsequent offering periods. If a participant fails to remain as our employee or an employee of a designated subsidiary, or ceases to meet the ESPP eligibility requirements, she or he is deemed to have withdrawn from the ESPP.
Adjustments upon Changes in Capitalization and Certain Transactions. Any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, payment of a stock dividend, or any other increase or decrease in the number of shares of Common Stock effected without the Company receiving consideration will proportionately adjust the:
1.	number of shares of Common Stock covered by each ESPP option;
2.	number of shares of Common Stock each participant may purchase in an offering period;
3.	number of shares of Common Stock available for sale under the ESPP; and
4.	price per share of Common Stock covered by each ESPP option.
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Any other issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will not affect the number or price of shares of Common Stock subject to an ESPP option.
In the event of a proposed dissolution or liquidation of the Company, an offering period will be shortened by setting a new purchase date, and terminated immediately prior to the consummation of the proposed dissolution or liquidation, unless the Administrator provides otherwise.
In the event of a merger or change of control of the Company, each outstanding option under the ESPP will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume, or substitute for, the option, any offering period then in progress under the ESPP is shortened by setting a new purchase date and terminated before the date of the proposed merger or change of control. The Administrator will notify each participant in writing prior to the new purchase date that her or his option will be automatically exercised on the new purchase date, unless prior to such date the participant has withdrawn from the offering period.
Amendment or Termination. The Administrator may, at any time and for any reason, terminate or amend the ESPP, except that no terminations can affect options previously granted, other than certain terminations specified in the ESPP. Without stockholder approval and without regard to whether any participant rights may be considered to have been adversely affected, the Administrator is entitled to:
1.	change the offering periods;
2.	limit the frequency and number of changes in the amount withheld during an offering period;
3.	establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars;
4.	permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections;
5.
establish reasonable waiting and adjustment periods and accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock properly correspond with amounts withheld; and

6.	establish such other limitations or procedures as the Administrator determines, in its sole discretion, to be advisable and which are consistent with the ESPP.
In the event the Administrator determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the Board may, in its discretion, without stockholder approval or the consent of any participant, and to the extent necessary or desirable, modify or amend the ESPP to reduce or eliminate such accounting consequence, including, without limitation, by (i) increasing the purchase price for any offering period, including an offering period underway at the time of Board action, (ii) shortening any offering period so that offering period ends on a new purchase date, including an offering period underway at the time of the Board action, and (iii) allocating shares.
Number of Shares Purchased by Certain Individuals and Groups
Given that the number of shares that may be purchased under the ESPP is determined, in part, by the Common Stock’s market value at the beginning and end of each offering period (or upon a purchase date within an offering period), and given that participation in the ESPP is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. For illustrative purposes, the following table sets forth (a) the number of shares of Common Stock that were purchased under the ESPP during fiscal year 2021 by our NEOs, as a group, and by our employees who are not NEOs, as a group, and (b) the weighted average per share purchase price paid for such shares by each such group.
	ESPP Transactions 2021
	Number of Shares Purchased	Weighted Average Purchase Price
All named executive officers as a group (5 persons)	3,000	$4.98
All employees, other than named executive officers, as a group (593 persons)(1)	1,021,244	$4.98
(1)	We had 1,267 employees as of December 31, 2021, 48 of which were not eligible to participate in the ESPP due to being located in countries where the Company does not offer the ESPP.
[25]

Tax Aspects
The following brief summary of the effect of U.S. federal income taxation upon a participant and the Company with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss such tax consequences with respect to a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.
The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, an employee will not have taxable income when the shares of Common Stock are purchased, but the employee generally will have taxable income when the employee sells or otherwise disposes of shares purchased under the ESPP.
Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable purchase date, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares, on the date the shares are purchased, over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the purchase date. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 1,000,000 SHARES.

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PROPOSAL 4:
APPROVAL OF AMENDMENT TO 1995 STOCK PLAN
The Company’s stockholders are being asked to approve an amendment to the 1995 Stock Plan (the “1995 Plan”) which would increase the number of shares of common stock reserved for issuance under the 1995 Plan by 7,000,000 shares. The 1995 Plan is the only equity plan of the Company available for granting equity awards to employees of the Company. If this share increase is not approved, then the remaining shares available for grants under the 1995 Plan will be insufficient to meet the Company’s grant needs through 2023.
The 1995 Plan currently permits us to grant a broad range of equity awards to eligible employees and consultants of the Company. We established the 1995 Plan in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct and growth of the Company’s business. The Company believes that the 1995 Plan is an essential tool to link the long-term interests of stockholders and employees and serves to motivate its officers and other employees to make decisions that will, in the long run, give the best returns to stockholders. The Company has, therefore, consistently included equity incentives as a significant component of compensation for a broad range of the Company’s employees. In addition, the Company believes this practice is critical to the Company’s ability to attract and retain employees in highly competitive markets for managerial and technical talent. The Company’s key sites in California (Silicon Valley), Israel, Hong Kong, France and certain other locations expose it to particularly intense competition in the labor market from both private and public companies. Equity incentives are offered by most companies with which the Company competes for employees, and the Company believes it is essential to provide RSUs to both new and existing employees.
In April 2022, our Board of Directors approved amending the 1995 Plan, subject to stockholder approval at the Annual Meeting. The proposed amendment would increase the number of shares reserved for issuance under the 1995 Plan by 7,000,000 shares and based on the data available as of April 1, 2022, the additional shares would increase the total number of shares available for grant under the 1995 Plan to 8,764,908.
The NEOs have an interest in this proposal as they may receive awards under the 1995 Plan from time to time.
Equity Plan Information as of April 1, 2022
Amount
Shares available for grant under all active equity plans (i.e., 1995 Plan and 2002 Director Stock Plan):	2,292,892
Stock options outstanding under all active and inactive equity plans:	386,667
Weighted average term of outstanding stock options under all active and inactive equity plans:	0.95 years
Weighted average exercise price of outstanding options under all active and inactive equity plans:	$3.14
Outstanding and unvested RSUs under all active and inactive equity plans	3,644,110
1995 Plan Information as of April 1, 2022
Amount
Shares available for future grant:	1,764,908
Stock options outstanding:	386,667
Weighted average term of outstanding stock options:	0.95 years
Weighted average exercise price of outstanding options:	$3.14
Outstanding and unvested RSUs:	3,458,663
[27]

Historical Grants under All Equity Plans
(in thousands)
	Stock Options	Time-based RSUs	Performance-based RSUs
Outstanding as of December 31, 2020	1,453	2,694	574
Granted	—	2,603	1,018
Exercised	(1,065)	—	—
Vested	—	(2,079)	(834)
Forfeited, canceled or expired	—	(76)	(22)
Outstanding as of December 31, 2021	388	3,142	736
Outstanding as of December 31, 2019	1,888	2,986	615
Granted	—	2,208	758
Exercised	(177)	—	—
Vested	—	(2,283)	(586)
Forfeited, canceled or expired	(258)	(217)	(213)
Outstanding as of December 31, 2020	1,453	2,694	574
Outstanding as of December 31, 2018	3,068	2,862	541
Granted	—	2,312	405
Exercised	(801)	—	—
Vested	—	(2,089)	(331)
Forfeited, canceled or expired	(379)	(99)	—
Outstanding as of December 31, 2019	1,888	2,986	615
Based on the data shown above, if grants during 2022 are made according to the historical average, it is likely that there would be insufficient shares available in the 1995 Plan to meet our regular grant needs through 2023.
DESCRIPTION OF 1995 PLAN
The following is a summary of the principal features of the 1995 Plan and its operation. This summary is qualified in its entirety by reference to the 1995 Plan, a copy of which was filed as Exhibit 10.2 to our Registration Statement on Form S-8, as filed with the SEC on August 11, 2020, except with respect to the increase in the number of shares reserved for issuance noted above.
Purposes
The purposes of the 1995 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants, and to promote the success of the Company’s business.
Term
The 1995 Plan will expire on March 1, 2025.
Types of Awards
The 1995 Plan provides for the grant of options to purchase shares of our Common Stock, SARs, RSUs, performance shares (“Performance Shares”), performance units (“Performance Units”) and deferred stock units (“Deferred Stock Units”) to employees and consultants of the Company. As of April 1, 2022, there were 1,242 employees (including officers) and one (1) consultant eligible to participate in the 1995 Plan. Options granted under the 1995 Plan may either be “incentive stock options”, as defined in Section 422 of the Code (to employees only), or nonstatutory stock options.
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Administration
The 1995 Plan may be administered by our Board of Directors or the Compensation Committee. Subject to the other provisions of the 1995 Plan, the administrator has the authority to: (i) construe and interpret the 1995 Plan and awards and apply their provisions; (ii) prescribe, amend or rescind rules and regulations relating to the 1995 Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (iii) select the consultants and employees to whom awards are to be granted; (iv) subject to fiscal year limits, applicable to each type of award, for aggregate grants of shares to any participant, determine the number of shares to be made subject to each award; (v) determine whether and to what extent awards are to be granted; (vi) prescribe the terms and conditions of each award (including the provisions of the award agreement to be entered into between the Company and the grantee) including any restrictions; (vii) determine the fair market value of the common stock; (viii) approve the forms of agreements for use under the Plan; (ix) allow participants to satisfy required withholding tax obligations by election to have the Company withhold from the shares or cash issued upon exercise or vesting of an award not in excess of the maximum statutory amount; (x) amend any outstanding award subject to applicable legal restrictions, except for the reduction of the exercise price of an option or SAR (unless stockholder approval is obtained); (xi) authorize any person to execute, on behalf of the Company, any instrument required to effect the grant of an award; and (xii) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the 1995 Plan. All decisions, interpretations and other actions of the Compensation Committee shall be final and binding on all holders of options or rights and on all persons deriving their rights from such holders. Shares used to pay the withholding tax related to an award or to pay for the exercise price of an award are not available for future grant or sale under the 1995 Plan.
Eligibility
The 1995 Plan provides that awards may be granted to the Company’s employees and consultants. Incentive stock options may be granted only to employees.
Annual Award Limitations
The 1995 Plan provides that no participant may be granted, in any fiscal year of the Company, options and SARs that relate to more than 800,000 shares of common stock. The 1995 Plan also provides that no participant may be granted, in any fiscal year of the Company, awards of RSUs and performance shares that relate to more than a combined 800,000 shares of common stock.
Terms and Conditions of Options
Our Board of Directors or the Compensation Committee, subject to the provisions of the 1995 Plan, shall have complete discretion to determine the terms and conditions of options granted under the 1995 Plan. Each option granted under the 1995 Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to other terms and conditions, as set forth below.
Exercise Price. Our Board of Directors or the Compensation Committee determines the exercise price of options at the time the options are granted. However, the exercise price of any option must not be less than 100% of the fair market value of the common stock on the grant date. Options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a merger or other corporate transaction.
No Repricing or Exchange Program. No option granted under the 1995 Plan may be repriced, without stockholder approval, including by means of an exchange for cash or another award.
Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, other shares of common stock of the Company owned by the optionee, delivery of an exercise notice together with irrevocable instructions to a broker to deliver the exercise price to the Company from sale proceeds, by a combination thereof, or by any consideration and method of payment for the issuance of shares to the extent permitted by applicable laws.
Exercise and Vesting of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable.
No Dividends. Until a stock certificate is issued following the exercise of a stock option granted under the 1995 Plan, no right to receive dividends will exist with respect to any granted option.
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Termination of Employment or Service. If an optionee’s employment or service terminates for any reason (other than death or permanent disability), then all options held by such optionee under the 1995 Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement, or (ii) the expiration date of the option. In the absence of a specified time in the option agreement, the option to the extent exercisable, shall remain exercisable for three months following the optionee’s termination of employment or service. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment or service.
Permanent Disability. If an optionee is unable to continue employment or service with the Company as a result of permanent and total disability (as defined in the Code), then all options, to the extent exercisable, held by such optionee under the 1995 Plan shall expire upon the earlier of (i) 12 months after the date of termination of the optionee’s employment or service, or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment or service.
Death. If an optionee dies while employed by the Company, then all options, to the extent exercisable, held by such optionee under the 1995 Plan shall expire upon the earlier of (i) 12 months after the date of termination of the optionee’s employment or service, or (ii) the expiration date of the option. The executors or other legal representative of the optionee may exercise all or part of the optionee’s option at any time before such expiration to the extent that such option was exercisable at the time of death.
Termination of Options. Each stock option agreement will specify the term of the option and the date when all or any installment of the option is to become exercisable. However, in no event shall an option granted under the 1995 Plan be exercised more than seven (7) years after the date of grant (ten years in the case of options granted prior to 2012). No options may be exercised by any person after the expiration of its term.
Limitations. If the aggregate fair market value of all shares of common stock subject to an optionee’s incentive stock option that are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.
Other Provisions. The stock option agreement may not contain any term, provision or condition that is inconsistent with the 1995 Plan, as may be determined by our Board of Directors or the Compensation Committee.
Terms and Conditions of SARs
Exercise Price. Our Board of Directors or the Compensation Committee, subject to the provisions of the 1995 Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the 1995 Plan, provided, however, that (i) no SAR may be granted with a per share exercise price less than 100% fair market value on the date of grant, and (ii) no SAR may be repriced, including by means of an exchange for another award, without stockholder approval, including by means of an exchange for another award. However, SARs may be granted with a per share less than 100% fair market value on the date of grant pursuant to a merger or other corporate transaction.
No Repricing or Exchange Program. No SAR granted under the 1995 Plan may be repriced, without stockholder approval, including by means of an exchange for cash or another award.
Dividends. No dividends are payable prior to the vesting of a SAR or any other awards granted under the 1995 Plan.
Payment of Stock Appreciation Right Amount. Upon exercise of a SAR, the holder of the SAR shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the amount by which the fair market value of a share on the date of exercise exceeds the exercise price multiplied by (ii) the number of shares with respect to which the SAR is exercised.
Payment upon Exercise of Stock Appreciation Right. At the discretion of the Compensation Committee, and as specified in the agreement evidencing the SAR, payment to the holder of a SAR may be in cash, shares of our common stock or a combination thereof. In the event that payment to the holder of a SAR is settled in cash, the shares available for issuance under the 1995 Plan shall not be diminished as a result of the settlement.
Stock Appreciation Right Agreement. Each SAR grant shall be evidenced by an agreement that specifies the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Compensation Committee, in its sole discretion, shall determine.
Expiration of SARs. SARs granted under the 1995 Plan expire as determined by the Compensation Committee, but in no event later than seven (7) years from the date of grant (ten years in the case of SARs granted prior to 2012). No SAR may be exercised by any person after its expiration.
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Termination of Employment or Service. If a participant’s employment or service terminates for any reason (other than death or permanent disability), then all SARs held by such participant under the 1995 Plan expire upon the earlier of (i) such period of time as is set forth in his or her SAR agreement, or (ii) the expiration date of the SAR. In the absence of a specified time in the SAR agreement, the SAR, to the extent exercisable, shall remain exercisable for three months following the participant’s termination of employment or service. The participant may exercise all or part of his or her SARs at any time before such expiration to the extent that such option was exercisable at the time of termination of employment or service.
Permanent Disability. If a participant is unable to continue employment or service with the Company as a result of permanent and total disability (as defined in the Code), then all SARs, to the extent exercisable, held by such participant under the 1995 Plan shall expire upon the earlier of (i) 12 months after the date of termination of the participant’s employment or service, or (ii) the expiration date of the SAR. The participant may exercise all or part of his or her SARs at any time before such expiration to the extent that such option was exercisable at the time of termination of employment or service.
Death. If a participant dies while employed by the Company, then all SARs to the extent exercisable held by such participant under the 1995 Plan shall expire upon the earlier of (i) 12 months after the date of termination of the participant’s employment or service, or (ii) the expiration date of the SARs. The executors or other legal representative of the optionee may exercise all or part of the participant’s SARs at any time before such expiration to the extent that such option was exercisable at the time of death.
Terms and Conditions of RSUs
Grant of RSUs. The Compensation Committee, subject to the provisions of the 1995 Plan, shall have complete discretion to determine the terms and conditions of RSUs granted under the 1995 Plan. Each RSU granted on or after June 5, 2019 will count against the share reserve under the 1995 Plan as one share for every RSU granted, and any RSU awards granted prior to June 5, 2019 that debited 1.5 shares against the 1995 Plan share reserve for every RSU will continue to return 1.5 shares to the 1995 Plan reserve for each forfeited RSU. Our Board of Directors or the Compensation Committee shall have complete discretion to determine (i) the number of shares subject to RSUs granted to any participant, and (ii) the conditions that must be satisfied (typically based principally or solely on continued provision of services, but may include a performance-based component) for the grant or vesting of RSUs. Until the shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the underlying shares.
RSU Agreement. Each RSU shall be evidenced by an agreement that shall specify such terms and conditions as our Board of Directors or the Compensation Committee shall determine; provided; however, that if the RSU grant has a purchase price, such purchase price must be paid no more than 10 years following the date of grant.
Terms and Conditions of Performance Shares and Units
Grant of Performance Shares. Our Board of Directors or the Compensation Committee, subject to the provisions of the 1995 Plan, shall have complete discretion to determine the terms and conditions of Performance Shares and Performance Units granted under the 1995 Plan. The Compensation Committee shall have complete discretion to determine (i) the number of shares of our common stock subject to a Performance Share award granted to any participant, and (ii) the conditions that must be satisfied (typically based principally or solely on achievement of performance milestones, but may include a service-based component) for the grant or vesting of Performance Shares. No participant shall receive Performance Units having an initial value greater than $1,000,000, except that such participant may receive Performance Units in a fiscal year of the Company in which his or her service as a participant first commences with an initial value no greater than $2,000,000.
Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an agreement that shall specify such other terms and conditions as our Board of Directors or the Compensation Committee, in its sole discretion, shall determine.
Grant of Performance Units. Performance Units are similar to Performance Shares, except that they shall be settled in cash in an amount equivalent to the fair market value of the underlying shares of common stock, determined as of the vesting date. The shares available for issuance under the 1995 Plan shall not be diminished as a result of the settlement of a Performance Unit.
Performance Unit Award Agreement. Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as our Board of Directors or the Compensation Committee shall determine. However, no participant shall be granted a Performance Unit award covering more than one million dollars in any of the Company’s fiscal years, except that a newly hired participant may receive a Performance Unit award covering up to two million dollars.
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Terms and Conditions of Deferred Stock Units
Grant of Deferred Stock Units. Deferred Stock Units shall consist of an RSU, Performance Share or Performance Unit Award that the Compensation Committee permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by our Board of Directors or the Compensation Committee. Deferred Stock Units are subject to the individual annual limits that apply to each type of awards and the annual limits applicable to underlying awards.
Non-Transferability of Awards
Unless determined otherwise by the Compensation Committee, an award granted under the 1995 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Compensation Committee makes an award granted under the 1995 Plan transferable, such award shall contain such additional terms and conditions as the Compensation Committee deems appropriate. In no event may an award be transferred to any third party for value, unless separately approved by our stockholders in advance.
Adjustment Upon Changes in Capitalization; Corporate Transactions
Subject to any required action by the stockholders of the Company, in the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the 1995 Plan, the individual fiscal year limits applicable to RSUs, Performance Share awards, SARS and options, the number and class of shares of stock subject to any award outstanding under the 1995 Plan, and the exercise price of any such outstanding option, RSU or other award. Any such adjustment shall be made upon approval of the Compensation Committee, whose determination shall be conclusive. In the event that we are acquired in any merger of the Company with or into another corporation or the sale of substantially all of the assets, each outstanding award granted under the 1995 Plan shall be assumed or an equivalent right substituted by a successor corporation. If such awards granted under the 1995 Plan are not assumed, they become fully vested prior to the closing of such merger or sale of assets.
Amendment, Suspensions and Termination of the 1995 Plan
The Board of Directors may amend, suspend or terminate the 1995 Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (“Rule 16b-3”) or Section 422 of the Code, or any similar rule or statute.
Federal Tax Information
Options. Options granted under the 1995 Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory options.
An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of an incentive stock option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer or director of the Company. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.
All options that do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time the optionee is granted a nonstatutory option. However, upon the exercise of a nonstatutory option, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with the exercise of a nonstatutory option by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.
Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of common stock received. Any additional gain or loss recognized upon any later disposition of the shares of common stock would be capital gain or loss.
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RSU, Performance Units and Performance Shares. A participant will not have taxable income upon grant of RSU, Performance Units or Performance Shares. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the vested shares or cash received, minus any amount paid for the shares of vested common stock.
Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an award under the 1995 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our CEO and certain other current and former officers of the Company that qualify as “covered employees” within the meaning of Section 162(m) of the Code (the “Covered Employees”). Under Section 162(m) of the Code, the annual compensation paid to any of these Covered Employees will be deductible only to the extent that it does not exceed $1,000,000.
The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company, does not purport to be complete, and does not discuss the tax consequences of the participant’s death or the income tax laws of any municipality, state or foreign country in which a participant may reside.
Grants to NEOs
The Company is unable to predict the amount of benefits that will be received by, or allocated to, any participant under the 1995 Plan. The table that follows shows the RSUs granted to the Company’s NEOs under the 1995 Plan during 2021.
Plan Benefits: 1995 Stock Plan
Name and Position	Time-based RSUs(1)	Performance-based RSUs(1)	Total RSUs
Patrick J. Harshman President & CEO
	198,659	198,659	397,318
Sanjay Kalra Chief Financial Officer
	310,153	36,718	346,871
Nimrod Ben-Natan Senior Vice President and General Manager, Cable Access Business
	108,557	—	108,557
Neven Haltmayer Senior Vice President, R&D, Video Business
	89,400	—	89,400
Ian Graham Senior Vice President, Global Sales and Video Services
	83,014	—	83,014
(1)
See the “Grant of Plan-Based Awards” table on page 47 of this proxy statement for equity award grant dates and footnotes (2)-(4) to the table for vesting and other details of the awards to the Company’s NEOs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE AMENDMENT TO THE COMPANY’S 1995 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 7,000,000 SHARES.

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PROPOSAL 5:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed Ernst & Young LLP (“EY”), an independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2022. EY has served as the Company’s independent registered public accounting firm since March 2021. Prior to EY’s appointment, Armanino LLP (“Armanino”) served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020.
Stockholder approval is not required for the appointment of EY, as the Audit Committee has the responsibility for selecting an independent registered public accounting firm. However, the Board is submitting the selection of EY to the stockholders for ratification as a matter of good corporate practice. In the event of a negative vote on the ratification of EY, the Audit Committee may reconsider its selection. Representatives of EY are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders. Representatives of Armanino are not expected to be present at the Annual Meeting or to be available to respond to appropriate questions from stockholders, and will not have the opportunity to make a statement if they so desire.
Independent Registered Public Accounting Firm Fees
Aggregate fees for professional services rendered for the Company by (i) EY for the year ended December 31, 2021 and (ii) the Company’s previous independent registered public accounting firm, Armanino, for the year ended December 31, 2020 were as follows:
	2021	2020
	(In thousands)
Audit Fees	$1,502	$1,106
Audit-Related Fees	—	—
Tax Fees	—	3
All Other Fees	—	34
Total	$1,502	$1,143
Audit Fees. These amounts represent fees billed for professional services rendered for the audit of our consolidated financial statements and review of interim statements included in quarterly reports and services that are normally provided by EY (and by Armanino in 2020) in connection with statutory and regulatory filings or engagements.
Tax Fees. This amount represents fees billed by an affiliate of Armanino in 2020 for international tax compliance.
All Other Fees. This amount represents fees billed by an affiliate of Armanino in 2020 for reviewing reports provided by our subsidiary in Switzerland to a Swiss financial regulatory authority. Consistent with its charter, the Audit Committee pre-approves all audit and non-audit services from our independent registered public accounting firm and did so in 2020. Pre-approval authority may be delegated by the Audit Committee to the Chair of the Audit Committee.
The Audit Committee considered whether the services provided by Armanino in 2020 were compatible with maintaining the independence of Armanino, and concluded that the independence of Armanino was maintained and was not compromised by the non-audit services provided.
Dismissal of Armanino. As disclosed in the Company’s Form 8-K filed on March 5, 2021, the Audit Committee approved the dismissal of Armanino and the appointment of EY as the Company’s independent registered public accounting firm on March 4, 2021. The audit report of Armanino on the Company’s consolidated financial statements as of and for the year ended December 31, 2020 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2020 and 2019, and the subsequent interim periods through March 4, 2021, (i) there were no disagreements with Armanino (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) on any matters of accounting principles or practices, financial statement disclosures or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of Armanino, would have caused Armanino to make reference thereto in its reports on the financial statements for such years, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
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THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

Audit Committee Report
In accordance with a written charter adopted by Harmonic’s Board of Directors and posted on the Company’s website at www.harmonicinc.com, the Audit Committee of the Board of Directors serves as the representative of the Board of Directors for general oversight of the quality and integrity of the Company’s financial accounting and reporting process, system of internal control over financial reporting, audit process, and process for monitoring compliance with related laws and regulations. The Audit Committee engages the Company’s independent registered public accounting firm and approves the scope of both audit and non-audit services. Harmonic’s management has primary responsibility for preparing financial statements and the financial reporting process.
Ernst & Young LLP, Harmonic’s independent registered public accounting firm for the year ended December 31, 2021, was responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards set by the Public Company Accounting Oversight Board (“PCAOB”) and to issue reports thereon.
The Audit Committee has:
1.
Reviewed and discussed the audited consolidated financial statements and certifications thereof with Company management and Ernst & Young LLP and management has represented to the Audit Committee that Harmonic’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States;

2.
Discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB, including discussion of the quality and acceptability of Harmonic’s financial reporting process and controls, and the SEC; and

3.
Received the written disclosures and letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, discussed with Ernst & Young LLP its independence, and considered whether the provision of the non-audit services described above, if any, was compatible with maintaining their independence.

The Audit Committee meets regularly with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s adherence to applicable accounting principles and practices.
In performing all of these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of Harmonic’s management, which has primary responsibility for preparing financial statements and the financial reporting process, and the independent registered public accounting firm, which, in their report, expresses an opinion on the conformity of Harmonic’s annual consolidated financial statements to accounting principles generally accepted in the United States and of the Company’s internal control over financial reporting in accordance with the standards set by the PCAOB. In reliance on the reviews and discussions referred to in this report, and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements of Harmonic for the three years ended December 31, 2021 be included for filing with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
The Audit Committee
Nikos Theodosopoulos
Deborah Clifford
Susan Swenson
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EXECUTIVE OFFICERS
The following sets forth certain information regarding the executive officers of Harmonic as of April 1, 2022.
Name	Age	Position
Patrick J. Harshman	57	President and Chief Executive Officer
Sanjay Kalra	49	Chief Financial Officer
Nimrod Ben-Natan	54	Senior Vice President and General Manager, Cable Access Business
Neven Haltmayer	57	Senior Vice President, Video R&D
Ian Graham	61	Senior Vice President, Global Sales and Video Services
Patrick J. Harshman joined Harmonic in 1993 and was appointed President and CEO and as a member of our board of directors in May 2006. Prior to 2006, he held several executive leadership positions for Harmonic, including management of marketing, international sales, product management, and research and development functions. Mr. Harshman earned a Ph.D. in Electrical Engineering from the University of California, Berkeley, and completed an Executive Management Program at Stanford University.
Sanjay Kalra joined Harmonic in October 2016 as Vice President, Corporate Controller and Chief Accounting Officer and was appointed Chief Financial Officer in June 2017. Prior to Harmonic, from June 2013 to October 2016, Mr. Kalra served as a Corporate Controller at TiVo, Inc. From September 2012 to June 2013, he served as Vice President and Corporate Controller at Model N, Inc., and prior to that, from February 2007 to September 2012, he served in various finance positions including Corporate Controller at Silicon Image. Mr. Kalra began his career in public accounting at Ernst & Young LLP, from February 1998 to February 2007. He holds a B. Com. in Commerce and Accounting from CCS University, India, is a Chartered Accountant from the Institute of Chartered Accountants of India and is a Certified Public Accountant.
Nimrod Ben-Natan joined Harmonic in 1997, was named Vice President of Product Marketing, Solutions and Strategy, in 2007, and was appointed Senior Vice President and General Manager, Cable Products, in June 2012. From 1993 to 1997, Mr. Ben-Natan served as an Embedded Software Engineer at Orckit Communications Ltd., a digital subscriber line developer. Previously, he worked on wireless communications systems while he was with the Israeli Defense Signal Corps from 1988 to 1993. Mr. Ben-Natan holds a B.A. in Computer Science from Tel Aviv University.
Neven Haltmayer joined Harmonic in 2002, and was appointed Senior Vice President, Research and Development, in March 2011. Prior to his appointment, Mr. Haltmayer served as Vice President, Research and Development, from 2005 to 2011. From 2002 to 2005, Mr. Haltmayer was Director of Engineering of Compression Systems and managed the development of Harmonic’s MPEG-2 and MPEG-4 AVC/H.264 encoder and Electra product lines. Between 2001 and 2002, Mr. Haltmayer held various key positions at Canal Plus Technologies, a set-top decoder technology company, including Vice President of Engineering, and was responsible for system integration and development of set top box middleware and interactive applications. Mr. Haltmayer holds a B.S. in Electrical Engineering from the University of Zagreb, Croatia.
Ian Graham joined Harmonic in 2008, and was appointed Senior Vice President, Global Sales and Video Services, in August 2020. From February 2019 to July 2020, Mr. Graham served as Senior Vice President, International Sales and Video services, focusing on Asia Pacific, Europe, Middle East, Africa (EMEA) and Latin America. From January 2017 to February 2019, he was Vice President of Sales for EMEA and Latin America, and from 2008 to 2017, he served as Vice President of Sales for EMEA. Prior to joining Harmonic, Mr. Graham was the Vice President of EMEA Sales at Motorola, Connected Home Solutions. Mr. Graham received a bachelor’s degree in Public Administration from Sheffield Hallam University.
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COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Programs
The Company’s executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to the long-term success of the Company and the enhancement of stockholder value. Consistent with this philosophy, the following goals provide a framework for our executive compensation program:
•	provide a competitive total compensation package to attract, retain and motivate executives who must operate in a demanding and rapidly changing business environment;
•
relate total compensation for each executive, consisting of base salary, annual cash bonus and equity awards, to overall Company performance and, in the case of base salary and equity awards, to individual performance;

•	tie incentive bonus compensation to the Company’s achievement of objective performance parameters;
•
reflect competitive market requirements and strategic business needs in determining the appropriate mix of cash and non-cash compensation and short-term (base salary and annual cash bonus) and long-term compensation (equity awards);

•	put at risk a significant portion of each executive’s total target compensation, with the intent to reward superior performance by the Company; and
•	align the interests of our executives with those of our stockholders.
At our 2021 annual meeting of stockholders, we held a stockholder advisory vote on the compensation of our NEOs, commonly referred to as a “say-on-pay vote.” Our stockholders approved the compensation of our NEOs, with approximately 99% of stockholder votes cast voting in favor of the say-on-pay proposal. As we evaluated our compensation practices and talent needs throughout 2021, we were mindful of the support our stockholders expressed for our philosophy of linking compensation to our financial goals and in support of enhancing stockholder value. As a result, the Compensation Committee decided to retain our general approach with respect to our executive compensation programs, with an emphasis on delivering long-term and short-term incentive compensation that rewards our executives commensurate with the value they deliver to our stockholders.
2021 Named Executive Officers
Our NEOs for 2021 were:
Name	Position
Patrick J. Harshman	President and Chief Executive Officer
Sanjay Kalra	Chief Financial Officer
Nimrod Ben-Natan	Senior Vice President and General Manager, Cable Access Business
Neven Haltmayer	Senior Vice President, Video R&D
Ian Graham	Senior Vice President, Global Sales and Video Services
Role of the Compensation Committee
The Compensation Committee is responsible for approval of the Company’s executive compensation policies, compensation paid to executive officers, and administration of the Company’s equity ownership plans. The Compensation Committee currently consists of Ms. Reaugh and Messrs. Gallagher, Krall and Whalen, none of whom is an employee of the Company, and each of whom is independent under applicable NASDAQ listing standards and Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The charter of the Compensation Committee was adopted by the Board of Directors, and is posted on Harmonic’s website at www.harmonicinc.com.
Role of the Compensation Consultant
The Compensation Committee has retained the services of Compensia, Inc. (“Compensia”), an independent compensation consulting firm, to assist the Compensation Committee in the evaluation of appropriate cash and equity compensation for executive management and the Board. Compensia provides no other services to the Company. Compensia makes recommendations to the Compensation Committee on the design and implementation of compensation plans, assists in determining the appropriate number of shares to be used
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for equity awards granted under the Company’s equity plans, reviews market and other data and recommendations provided by management, and also reviews specific compensation proposals for each of the Company’s NEOs. Compensia attends all or part of certain Compensation Committee meetings, as requested by the Compensation Committee.
In 2021, the Compensation Committee considered and assessed all relevant factors, including those set forth in Rule 10C-1(b)(4) (i)through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to Compensia’s work. Based on this review, the Compensation Committee not aware of any conflict of interest that has been raised by the work performed by Compensia.
Role of Management
Our CEO, assisted by our General Counsel and Senior Vice President, Human Resources, works with the Compensation Committee to establish meeting agendas. The CEO makes recommendations to the Compensation Committee with respect to the compensation of other members of executive management and the design and implementation of incentive compensation programs for NEOs. For 2021 executive compensation, these recommendations were based in part on executive compensation benchmarking and market trend reports provided by Compensia to the Compensation Committee. The Compensation Committee considers the recommendations of management, but is not bound by such recommendations. The CEO does not make recommendations to the Compensation Committee with respect to his own compensation and no member of management is present at any portion of Compensation Committee meetings when his or her compensation is deliberated or decisions are made.
Management of Risk Arising from Incentive Compensation Policies
The Compensation Committee has considered whether the Company’s overall compensation program for employees creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. The Committee believes that our incentive plans are typical for our industry and market competitive, and that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. Several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long-term and short-term compensation incentives that we believe are properly weighted, the uniformity of compensation policies across the Company, caps on payments from the plans and the use of our business plan, which the Compensation Committee believes sets an appropriate level of risk for the Company, as a baseline for our incentive bonus plan targets. We also believe the Company’s internal legal and financial controls, as well as the Clawback Policy described on page 44 of this Proxy Statement, appropriately mitigate the probability and potential impact of an individual employee committing the Company to inappropriate transactions in exchange for short-term compensation benefits.
Elements of Compensation
In order to achieve the above goals, our total compensation packages for our executive officers include base salary and annual bonus paid in cash, as well as long-term equity compensation, all as described in greater detail below. We also make available benefit plans to our executive officers which are generally provided to all regular full-time employees of Harmonic. We believe that appropriately balancing the total compensation package and ensuring a significant portion of the package is incentive-based is necessary in order to provide market-competitive compensation. We aim to balance of the various components of our compensation program for NEOs in order to motivate executives to improve our results on a cost-effective basis. The factors which are used to determine individual compensation packages are generally similar for each NEO, including our CEO.
In order to assess our compensation competitiveness against peer companies in 2021, the Compensation Committee, with input from Compensia, approved a compensation peer group in 2020, which included 19 companies. These peer companies were selected primarily from the telecommunications, video services technology and software industries based principally on revenue and market capitalization data that placed Harmonic approximately in the middle of the range, as well as on such companies' proximity to Silicon Valley, which is the location of the Company’s headquarters. 16 of the companies in the peer group were the same as the peer companies approved by the Compensation Committee in 2019, and three new companies – Applied Optoelectronics, Comtech Telecommunications and Xperi Holding Corporation – were added to the peer group to replace Cray (acquired by Hewlett Packard Enterprise), Tivo (merged with Xperi Corporation) and Cloudera (company size was beyond peer comparison parameters).
Data prepared by Compensia for the compensation peer group was used as a reference point by the Compensation Committee for making decisions regarding 2021 cash and equity compensation and for the design and implementation of compensation packages and for specific proposals related to the individual elements and total compensation packages for other NEOs, as well as for other employees.
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The approved peer group for 2021 consisted of the following companies:
A10 Networks	Extreme Networks
ADTRAN	InterDigital
Ambarella	MaxLinear
Applied Optoelectronics	NeoPhotonics
Avid Technology	Progress Software
CalAMP	QAD
Calix	Ribbon Communications
Casa Systems	Universal Electronics
Comtech Telecommunications	Xperi Holding Corporation
Digi International
Base Salary
Base salaries for NEOs, including that of the CEO, are set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. The Compensation Committee reviews salaries annually and adjusts them as appropriate to reflect changes in market conditions, individual performance and responsibilities, and the Company’s financial position. When reviewing salaries, the Compensation Committee references the 50th and 60th percentile of total cash compensation (base salary and target bonus) of the compensation peer group, based on position, with the intent that superior performance under incentive bonus plans would enable the executive to elevate total cash compensation to levels that are above the average of comparable companies.
Following a review of the above factors and the data for the 2021 compensation peer group, the Compensation Committee reinstated the base salary increases that had been approved at the outset of 2020 for Messrs. Harshman, Kalra, Ben-Natan, and Haltmayer, effective January 2021, and maintained Mr. Graham’s base salary, as further described in the table below. In August 2021, following a review of market conditions and compensation data in consultation with Compensia, the Compensation Committee approved an increase to Mr. Kalra’s base salary and bonus target, as set forth in the table below, to remain market competitive and reward Mr. Kalra for his contributions to the Company’s business.
Name	2019 Base Salary	Increase to 2019 Base Salary	2020 Base Salary(1)	Increase to 2020 Base Salary(2)	2021 Base Salary	2020 Target Bonus as % of Base Salary	2021 Target Bonus as % of Base Salary(2)
Patrick Harshman	$529,935	3%	$545,592	–	$545,592	125%	125%
Sanjay Kalra	$357,000	10%	$392,700	8.2%	$425,000	60%	76%
Nimrod Ben-Natan(3)	$378,291	3%	$389,640	–	$389,640	60%	60%
Neven Haltmayer	$339,201	3%	$349,377	–	$349,377	60%	60%
Ian Graham(4)	$266,521	23%	$327,821	–	$327,821	84%	84%
(1)
Messrs. Harshman, Kalra, Ben-Natan and Haltmayer were paid at their new base salary rate for the first quarter of 2020. However, due to the business and financial uncertainty created by the Covid-19 global pandemic, the Compensation Committee agreed to the NEO’s proposal to revert to their 2019 salary levels for the remaining quarters of 2020. Mr. Graham’s updated base salary went into effect in August 2020 upon his promotion to Senior Vice President, Global Sales and Video Services.

(2)	Mr. Kalra’s base salary and target bonus increases were effective as of September 1, 2021.
(3)	The base salary amount for Mr. Ben-Natan has been converted from Israeli Shekel using the exchange rate in effect as of April 1, 2022.
(4)	The base salary amounts for Mr. Graham have been converted from British pound sterling using the exchange rate in effect as of April 1, 2022.
Incentive Bonus Plans
The Company’s annual incentive bonus plans in which NEOs participate reflect the Compensation Committee’s belief that a meaningful component of executive compensation should be contingent on the Company achieving performance targets, thereby introducing a significant element of “pay for performance” and appropriate incentives to produce superior results. Each NEO participated in one annual incentive bonus plan in 2021, as discussed below.
[39]

The 2021 salary earned by each NEO as set forth on the Summary Compensation Table on page 46 of this proxy statement, and the bonus target opportunity and applicable 2021 incentive bonus plan for each NEO, is set forth below:
Name	2021 Salary Earned	Target 2021 Bonus as % of Annual Salary	Applicable 2021 Incentive Bonus Plan
Patrick Harshman	$545,592	125%	Corporate Bonus Plan
Sanjay Kalra(1)	$402,463	76%	Corporate Bonus Plan
Nimrod Ben-Natan(2)	$389,640	60%	Cable Bonus Plan
Neven Haltmayer	$349,220	60%	Video Bonus Plan
Ian Graham(3)	$327,821	84%	Corporate Bonus Plan
(1)	Mr. Kalra’s bonus target increase from 60% to 76% was effective as of September 1, 2021.
(2)	The salary amount for Mr. Ben-Natan has been converted from Israeli Shekel using the exchange rate in effect as of April 1, 2022.
(3)	The salary amount for Mr. Graham has been converted from British pound sterling using the exchange rate in effect as of April 1, 2022.
2021 Bonus Plans, achievement and payouts
For 2021, the Compensation Committee agreed to incentivize performance based on full-year financial and strategic targets established by the committee in February 2021 under three incentive bonus plans (the “Bonus Plans”) for our NEOs. The Bonus Plans provided for mid-year payouts based on year-to-date achievement of the financial and strategic targets.
The Compensation Committee approved the Bonus Plans to focus the NEOs and other incentive plan participants on improved profitability, expanding the Cable Access and Video businesses through new customers and strategic growth objectives, and spending and expense management. The Compensation Committee believed that the targets for the Bonus Plans were challenging but achievable, based on its review of the Company’s operating plan for 2021 when setting the targets, the experience of the members of the Compensation Committee with respect to the Company’s historical performance, and the business and industry outlook.
The summary tables below set forth the achieved payouts under each of the components of the Bonus Plans, and the resulting earned payout to each of the NEOs under their applicable Bonus Plan, as a percentage of the NEO’s target bonus opportunity for the full year. All amounts earned by the NEOs under the Bonus Plans were paid in cash.
Corporate Bonus Plan
Corporate Bonus Plan ($M)	Actual	Plan	Achievement	Payout Result	Bonus %	Weighted Payout
Company Gross Profit	$262.4	$250.2	104.9%	148.8%	50.0%	74.4%
Video Strategic Objective 1: SaaS Revenue	$21.3	$21.0	101.3%	112.7%	7.5%	8.5%
Video Strategic Objective 2: New SaaS Customers	39	50	39	56.0%	7.5%	4.2%
Video Strategic Objective 3: XOS Edge 2021 bookings	$53.2	$15.0	355.0%	200.0%	7.5%	15.0%
Cable Strategic Objective 1: New Large CableOS Customers	7	5	7	140.0%	7.5%	10.5%
Cable Strategic Objective 2: New CableOS Customers	32	25	32	158.3%	7.5%	11.9%
Cable Strategic Objective 3: FTTH Wins	18	10	18	200.0%	7.5%	15.0%
Functional Spending*			97.3% - 99.4%	105.5% - 101.1%	5.0%	5.3% - 5.1%
Total Payouts for Messrs. Graham, Kalra and Harshman:						144.5% - 144.7%
*	Achievement range covering the functions under Messrs. Graham and Kalra, and under Mr. Harshman (whole Company)
40

Video Bonus Plan
Video Bonus Plan ($M)	Actual	Plan	Achievement	Payout Result	Bonus %	Weighted Payout
Video Gross Profit	$169.8	$159.6	106.4%	164.0%	50.0%	82.0%
Strategic Objective 1: SaaS Revenue	$21.3	$21.0	101.3%	112.7%	15.0%	16.9%
Strategic Objective 2: New SaaS Customers	39	50	39	56.0%	15.0%	8.4%
Strategic Objective 3: XOS Edge 2021 bookings	$53.2	$15.0	355.0%	200.0%	15.0%	30.0%
Functional Spending*			100.7%	89.1%	5.0%	4.5%
Total Payout for Mr. Haltmayer:						141.8%
*	Functional spending for Mr. Haltmayer’s function
Cable Bonus Plan
Cable Bonus Plan ($M)	Actual	Plan	Achievement	Payout Result	Bonus %	Weighted Payout
Cable Gross Profit	$92.6	$90.6	102.2%	122.2%	50.0%	61.1%
Strategic Objective 1: New Large CableOS Customers	7	5	7	140.0%	15.0%	21.0%
Strategic Objective 2: New CableOS Customers	32	25	32	158.3%	15.0%	23.7%
Strategic Objective 3: FTTH Wins	18	10	18	200.0%	15.0%	30.0%
Functional Spending			106.3%	41.1%	5.0%	2.1%
Total Payout for Mr. Ben-Natan:						137.9%
Payout thresholds and payout caps applicable to Bonus Plans
The Compensation Committee established minimum thresholds that had to be met in order for any mid-year and year-end payouts to be made under the Bonus Plans, as well as maximum payout caps for each component of the Bonus Plans, as set forth in the table below.
Gross Profit		SaaS Revenue		Functional Spending*		Video SO3: XOS Edge Bookings
Achievement	Payout	Achievement	Payout	Achievement	Payout	Achievement	Payout
75%	0%	75%	0%	90%	125%	0%	0%
87.5%	50%	87.5%	50%	95%	110%	50%	50%
100%	100%	100%	100%	100%	100%	100%	100%
110%	200%	110%	200%	105%	25%	200%	200%
				>105%	0%
New SaaS Customers		New CableOS Customers < 250K subscribers		FTTH Wins
Achievement	Payout	Achievement	Payout	Achievement	Payout
25	0%	13	0%	4	0%
50	100%	25	100%	10	100%
75	200%	37	200%	16	200%
*	Achievement below spending target results in greater payout.
[41]

Equity Compensation Plans
The Compensation Committee believes that equity compensation is an essential tool to link the long-term interests of stockholders and employees, especially the CEO and executive management, and serves to motivate employees, and particularly executive management, to make decisions that will, in the long run, deliver the best returns to stockholders, thus rewarding excellent long-term performance. From 2009 to 2017, stock options and RSUs were granted to Company executives, including NEOs, when they joined the Company, and on an annual basis thereafter. Since 2017, the Compensation Committee has granted the Company’s NEOs and other executives a combination of time-based and performance-based RSUs, and has not granted any stock options.
In 2021, in light of a trend among the Company’s peer group as well as similarly situated publicly-listed technology companies favoring full-value awards, the Compensation Committee decided to continue to focus on granting time-based vesting RSUs and, in select cases, performance-based vesting RSUs to NEOs rather than stock option awards. The Compensation Committee may employ stock option grants in the future, either alone or in combination with RSUs and/or performance-based RSUs.
Time-based Vesting RSUs. The 2021 timed-based RSUs granted to executives and NEOs vest over 3 years subject to their continued service.
TSR Award. In 2021, Messrs. Harshman and Kalra were also awarded RSUs covering a target number of shares of 198,659 and 36,718, respectively, with vesting based on the total stockholder return (“TSR”) to holders of Company common stock during the three-year performance period compared to the TSR of companies in the NASDAQ Telecommunication Index or any successor to that index (the “Index”) at both the beginning and end of the performance period (the “TSR Award”).
Key Terms	Description
Performance Period	Three-year performance period, from February 15, 2021 through February 14, 2024.
Calculation of TSR
The beginning price and ending price of the Company and each company in the Index is calculated based on the average trading price over 90 consecutive trading days, as adjusted to reflect dividends reinvested on each ex-dividend date during the applicable period (or, in the case of the ending price, the full performance period).

Vesting
• 100% of the target number of RSUs will vest if the Company’s TSR is equal to the Index TSR during the performance period.
• For each 1% that the Company TSR exceeds the Index TSR during the performance period, the percentage of the target number of RSUs that vest increases by 2%, from 100% up to a maximum of 150% (although this percentage is capped at 100% if the Company TSR is negative during the performance period).
• For each 1% that the Company TSR is less than the Index TSR, the percentage of the target number of RSUs that vest will decrease by 2%, from 100% down to a minimum of 50%.
• If the Company TSR is less than the Index TSR by 50% or more, no RSUs under the TSR Award will vest.

Continuous service	Vesting is contingent upon the NEO remaining in service with us through the applicable vesting date.
Change of control
• In the event of “change in control” before the end of the performance period, performance will be measured by comparing the price being paid for a share of the Company’s common stock in such change in control to the TSR of the Index as of the day prior to the change in control, each as adjusted for dividends during the performance period.
• Any earned RSUs as a result of performance achievement described in the previous sentence will vest as follows: a pro-rated amount of such earned RSUs will vest on the change in control based on the number of months served during the performance period and the remaining earned portion of the award will vest quarterly through the end of the original three-year performance period, subject to continued service, and further subject to any vesting acceleration under his change of control severance agreement. See “Change-of-Control Agreements” section below.

Upon vesting, shares are immediately issued and there are no additional time- or service-based conditions associated with the TSR Award or performance-based RSUs, other than the CEO stock ownership guidelines applicable to Mr. Harshman as further described below under “Stock Ownership Guidelines”. The Compensation Committee believes the TSR Awards incentivizes Messrs. Harshman and Kalra and directly aligns these executive’s interests with those of our stockholders’ interests.
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Equity Award Determinations. Consistent with past practice, the total equity pool (RSUs and PRSUs) for annual grants to be made to all employees in 2021, including NEOs, was determined principally by reference to industry-specific guidelines published by shareholder advisory firms and, in part, by historic practice. The guidelines generally refer to metrics such as total annual awards as a percentage of shares outstanding and total outstanding awards as a percentage of fully diluted shares. The Compensation Committee, in consultation with the Company’s CEO (except with respect to the CEO’s own compensation), determines the size and material terms of equity awards granted to the NEOs, taking into account the role and responsibility of the NEO, competitive factors including competition for technology executives; peer group data compiled by the Compensation Committee’s compensation consultant, the size and value of long-term equity compensation already held by each executive officer and the vested percentage; the proportion between RSUs, performance-based RSUs and stock options held by each NEO; the total target cash compensation opportunity for each NEO; and individual performance and retention objectives. See “Grant of Plan-based Awards” on page 47 of this proxy statement for a summary of all equity grants made to the NEOs in 2021.
Equity Compensation Grant Practices
The Compensation Committee approves all equity grants, except for certain grants made to non-executive employees in the ordinary course of business, for which it has delegated authority to the CEO, within parameters approved in advance by the Compensation Committee, pursuant to an employee equity issuance policy (the “Employee Equity Issuance Policy”). The Compensation Committee reviews all grants made pursuant to the Employee Equity Issuance Policy. Initial hire grants of RSUs are made on the second Friday of each month, and any other grants made by the CEO pursuant to authority granted by the Compensation Committee are made on the Friday of the week of such grant. Stock options, if issued, are granted at 100% of the closing price of our stock on the NASDAQ Stock Market on the date of grant.
Initial hire grants that are for executives reporting to the CEO or grants that are above the CEO’s approved range are approved by the Compensation Committee, with the grant date being the day of approval by the Compensation Committee or a later date selected by the Compensation Committee and, if in the form of a stock option, the exercise price being the closing price of the stock on the NASDAQ Stock Market on the grant date. The initial grants are effective as of the date of grant, with vesting generally beginning on the date of commencement of employment. Annual grants to NEOs and executives are usually made in the first half of the year, and, in 2021, these grants were made in February. This timing enables management and the Compensation Committee to consider performance by both the Company and the individual and balance it against our expectations for the current year.
We do not time the granting of RSUs or stock options with any favorable or unfavorable news released by the Company. The timing of initial grants is driven by the date of hire of our new employees. The Board of Directors and Compensation Committee meeting schedules, for review and approval of annual grants, are usually established several months in advance for the calendar year. Proximity of any awards to an earnings announcement or other market events is coincidental.
Retirement Benefits
The Company does not provide pension benefits or deferred compensation plans to any of its U.S. employees, including NEOs, other than a 401(k) deferred compensation plan which is open to all regular, full-time U.S. employees. The Company has a matching contribution policy for the 401(k) plan, of up to $1,000 a year for each participant, for 2021. For employees resident in foreign jurisdictions, the Company makes required contributions to statutory pension and retirement schemes and, in a few countries, offers supplemental pension benefits in accordance with customary market practices.
Other Compensation
Other elements of compensation available to the Company's NEOs include life and long-term disability insurance and health benefits. These benefits are available to all regular, full-time U.S. employees of the Company on the same basis, and similar benefits are provided to most employees in other countries. In addition, the Company may provide for relocation expenses to recruit key executives living outside the San Francisco Bay Area. Management periodically reviews the level of benefits provided to all employees and adjusts those levels as appropriate. The value of the benefits received by the Company’s NEOs pursuant to these other elements of compensation in 2019, 2020 and 2021 are included in the “All Other Compensation” column in the Summary Compensation Table on page 46 of this proxy statement.
Change-of-Control Agreements
The Company does not have employment agreements with any of its present NEOs. However, as a historical practice, it has generally provided change of control severance agreements to its NEOs and certain other executives. These agreements are designed to incentivize continuing service to the Company by NEOs in the event that the Company may be in discussions regarding strategic transactions and to provide short-term benefits in the event that a NEO’s position is eliminated or responsibilities or compensation are reduced following a change of control.
[43]

Under the terms of the current NEO current change of control severance agreements, in the event of termination of an NEO other than for cause (as defined in the relevant change of control severance agreement) within 18 months following a change in control of the Company, the NEO will be entitled to certain payments described below.
Mr. Harshman, the Company’s President and CEO, will receive, subject to the execution of a standard release, (i) a lump-sum payment of twice his annual salary; (ii) an amount equal to the greater of (x) 200% of his then annual target bonus or (y) 200% of the average of the actual bonus paid to him in each of the two prior years; and (iii) a continuation of his health, dental, and life insurance benefits for up to one year after termination of employment. Mr. Harshman’s agreement also provides for out-placement assistance and the full acceleration of unvested stock options and any restricted stock awards held by him in the event of such termination, subject to certain limitations.
Each of the other NEOs will receive, subject to the execution of a standard release, (i) a lump-sum payment of one year’s salary; (ii) an amount equal to the greater of (x) 100% of the NEO’s then annual target bonus or (y) the average of the actual bonus paid to the NEO in each of the two prior years; and (iii) a continuation of the NEO’s health, dental and life insurance benefits for up to one year after termination of employment. These agreements also provide for out-placement assistance and the full acceleration of unvested stock options and any restricted stock awards held by the respective NEO in the event of such termination, subject to certain limitations.
In addition, the 2021 TSR Award for each of Messrs. Harshman and Kalra is subject to special treatment on a change of control. See “Equity Compensation Plans – TSR Award” above.
Stock Ownership Guidelines and Hedging Policy
The Company has adopted stock ownership guidelines applicable to its CEO, requiring the CEO to hold any shares issued, after withholding of shares for taxes resulting from the exercise of vested stock options granted in 2017 or later or settlement of vested RSUs granted in 2017 or later, for at least 36 months from the date of RSU settlement or stock option exercise, subject to release from these requirements upon his separation from service with the Company.
Under our Insider Trading Policy, we prohibit our employees, including officers, and members of the Board of Directors from hedging the risk associated with ownership of shares of our common stock.
Financial Restatements and Clawback Policy
The Company has never restated its financial statements. The Compensation Committee has adopted a Clawback Policy pursuant to which we may seek the recovery of incentive compensation, including equity compensation, paid by the Company to our executive officers. The Clawback Policy provides that if (i) the Company restates its financial statements as a result of a material error; (ii) the amount of incentive compensation that was paid or is payable based on achievement of specific financial results paid would have been less if the financial statements had been correct; (iii) no more than two years have elapsed since the original filing date of the financial statements upon which the incentive compensation was determined; and (iv) the Compensation Committee unanimously concludes, in its sole discretion, that fraud or intentional misconduct by any executive officer(s) caused the material error and it would be in the best interests of the Company to seek from such participant(s) recovery of the excess compensation, then the Compensation Committee may, in its sole discretion, seek from such executive officer(s) repayment to the Company of the applicable incentive compensation.
Section 162(m)
We have considered the potential future effects of Section 162(m) of the Code on the compensation paid to our NEOs. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for our CEO and certain other current and former officers of the Company.
While the Compensation Committee considers the deductibility of compensation as a factor in making compensation decisions, the Compensation Committee retains the flexibility to provide compensation that is consistent with our goals for our executive compensation program even if such compensation is not fully tax deductible. The Compensation Committee may make decisions that result in compensation that is not fully deductible under Section 162(m) of the Code.
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Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the Compensation Committee’s review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Compensation Committee
Mitzi Reaugh
Patrick Gallagher
David Krall
Dan Whalen
The information contained above under the captions “Report of the Audit Committee of the Board of Directors” and “Report of the Compensation Committee of the Board of Directors on Executive Compensation” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference to such filing.
[45]

EXECUTIVE COMPENSATION
Summary Compensation Table
The following Summary Compensation Table sets forth summary information concerning the compensation earned by our NEOs, in each case for services to our Company, in all capacities, during the fiscal years ended December 31, 2021, 2020 and 2019.
Name & Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Patrick J. Harshman, President and CEO
	2021	$545,592	$3,069,282	$985,774	$27,487	$4,628,135
	2020	$533,908	$2,270,749	$667,387	$26,289	$3,498,333
	2019	$529,935	$2,252,000	$567,094	$26,021	$3,375,050
Sanjay Kalra(4) Chief Financial Officer
	2021	$402,463	$2,962,462	$381,921	$26,239	$3,773,085
	2020	$365,927	$804,875	$219,555	$26,876	$1,417,233
	2019	$357,000	$649,750	$185,066	$27,267	$1,219,083
Nimrod Ben-Natan(5) Senior Vice President and GM, Cable Access Business
	2021	$389,640	$820,691	$324,323	$48,489	$1,583,143
	2020	$377,223	$775,619	$226,334	$48,222	$1,427,398
	2019	$346,940	$791,000	$218,421	$60,173	$1,416,534
Neven Haltmayer Senior Vice President, Video R&D
	2021	$349,220	$675,864	$297,166	$26,986	$1,349,236
	2020	$341,744	$570,096	$205,047	$27,642	$1,144,529
	2019	$339,201	$565,000	$111,902	$28,033	$1,044,136
Ian Graham(6) Senior Vice President, Global Sales and Video Services
	2021	$327,821	$627,586	$536,572	$28,230	$1,520,209
	2020	$301,659	$464,689	$331,820	$36,065	$1,134,233
(1)
The amounts in this column represent the fair value of the RSU award or performance-based RSU award, as applicable, on the grant date, computed in accordance with applicable accounting standards, and do not reflect actual amounts paid to or received by any officer. The grant date fair market value of the service-based RSU awards granted in 2021, 2020 and 2019 and is equal to the number of RSUs granted multiplied by the closing price of our stock on the NASDAQ Stock Market on the date of grant.

The amounts in this column also include TSR awards granted to Mr. Harshman in 2021, 2020 and 2019 and Mr. Kalra in 2021. The grant date fair market value of the TSR awards was determined using a Monte-Carlo methodology, as specified in Note 2, “Summary of Significant Accounting Policies - Stock-based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Assuming the highest level of performance is achieved under the performance measures for these awards as of the grant date, the maximum possible value of the 2021, 2020 and 2019 TSR awards is presented below:
	Maximum Value of TSR Awards (as of Grant Date)
Name	2021	2020	2019
Patrick J. Harshman	$2,351,130	$1,760,654	$1,695,000
Sanjay Kalra	$434,558	—	—
For 2020, the amounts in this column also include performance-based RSUs (“PRSUs”) that were granted to Mr. Ben-Natan with vesting based on achievement of a Cable Access business-related gross profit target for 2020. The grant date fair market value of these 2020 PRSUs was $234,779. For 2019, the amounts in this column also include PRSUs that were granted to Mr. Ben-Natan with vesting based on achievement of a Cable Access business-related revenue target for 2019. The grant date fair market value of these 2019 PRSUs was $226,000.
(2)
For 2021, this column reflects cash amounts earned by all NEOs for full-year 2021 achievements under the Company’s 2021 incentive bonus plans. Actual payment of the earned amounts for full-year achievement, net of mid-year payouts, occurred in the first quarter of 2022.

46

(3)	The amounts in this column include, for U.S. based NEOs, group life insurance premiums, employer paid medical and dental plan premiums,
HSA contributions, and 401(k) matching contributions up to $1,000 for NEOs that participate in the Company’s 401(k) plan. For Mr. Ben-Natan, amounts include payments made into education, pension and disability and social security funds pursuant to Israeli statutory requirements, and a car allowance in accordance with local market practice. For Mr. Graham, the amount includes employer paid medical and life insurance, pension contributions, and car and fuel allowances in accordance with local market practice.
(4)	In addition to receiving RSU grants in February 2021, Mr. Kalra also received a three-year time-based RSU and a one-year time-based RSU on September 1, 2021. See “Grant of Plan-Based Awards” below.
(5)
Mr. Ben-Natan is paid in Israeli Shekels and his salary, non-equity incentive plan compensation and “all other compensation” amounts set forth in this table have been converted into U.S. dollars using the exchange rate as of April 1, 2022.

(6)
Mr. Graham is paid in British pound sterling and his salary, non-equity incentive plan compensation and “all other compensation” amounts set forth in this table have been converted into U.S. dollars using the exchange rate as of April 1, 2022. Mr. Graham’s 2021 non-equity incentive plan compensation includes $78,976 in sales commission payouts made in accordance with the terms of Mr. Graham’s sales incentive plans from previous years.

Grants of Plan-Based Awards
The following table summarizes certain information regarding non-equity and equity plan-based awards granted by Harmonic to the NEOs in 2021:
Name and Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (3)(4)	Grant Date Fair Value of Stock Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Patrick J. Harshman
RSUs	2/16/2021	—	—	—	—	—	—	198,659	1,501,862
TSR award	2/16/2021	—	—	—	99,329	198,659	297,988	—	1,567,420
Bonus Plan	—	1.00	681,990	1,338,405	—	—	—	—	—
Sanjay Kalra
RSUs	2/16/2021	—	—	—	—	—	—	110,153	832,757
TSR award	2/16/2021	—	—	—	18,359	36,718	55,077	—	289,705
RSUs	9/1/2021	—	—	—	—	—	—	150,000	1,380,000
RSUs	9/1/2021	—	—	—	—	—	—	50,000	460,000
Bonus Plan	—	1.00	264,747	519,565	—	—	—	—	—
Nimrod Ben-Natan
RSUs	2/16/2021	—	—	—	-	—	—	108,557	820,691
Bonus Plan	—	1.00	233,784	458,801	—	—	—	—	—
Neven Haltmayer
RSUs	2/16/2021	—	—	—	—	—	—	89,400	675,864
Bonus Plan	—	1.00	209,532	411,207	—	—	—	—	—
Ian Graham
RSUs	2/16/2021	—	—	—	—	—	—	83,014	627,586
Bonus Plan	—	1.00	275,370	536,449	—	—	—	—	—
(1)
The estimated future payouts under non-equity incentive plans refer to potential cash payouts under our 2021 incentive bonus plans. The mid-year and year-end payout amounts in 2021 for each NEO were reviewed and approved by the Compensation Committee following the second and fourth fiscal quarters of 2021 upon the availability of financial results for such quarter, and are included in the Summary Compensation Table on page 46 of this Proxy Statement. The threshold represents the minimum payable amount.

(2)
Messrs. Harshman and Kalra were awarded TSR awards with vesting based on the TSR to holders of Company common stock during the three-year performance period compared to that of companies in the NASDAQ Telecommunication Index at both the beginning and end of the performance period. The threshold represents the minimum amount that may vest. See “Equity Compensation Plans – TSR Award” on page  42 of this Proxy Statement.

(3)
The RSUs granted to Messrs. Harshman, Kalra, Ben-Natan, Haltmayer and Graham on February 16, 2021, and the RSUs granted to Mr. Kalra on September 1, 2021, vest over three years, with 1/3 vesting upon completion of 12 months of service and 1/12 per three-month period thereafter.

(4)	The RSUs covering 50,000 shares granted to Mr. Kalra on September 1, 2021 cliff vest in full upon completion of 12 months of service.
[47]

Outstanding Equity Awards as of December 31, 2021
The following table summarizes equity awards outstanding as of December 31, 2021 for each of the NEOs.
Name	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)	Stock Options Outstanding	Number of Securities Underlying Unexercised Options (# Exercisable)(3)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price	Option Expiration Date
Patrick J. Harshman	3/14/2016	—	—	—	—	266,667	266,667	—	$3.14	3/14/2023
	4/15/2019	16,667(4)	$196,004	200,000(5)	$2,352,000	—	—	—	—	—
	2/24/2020	76,179(6)	$895,865	182,830(7)	$2,150,081	—	—	—	—	—
	2/16/2021	198,659(8)	$2,336,230	198,659(9)	$2,336,230	—	—	—	—	—
Sanjay Kalra	4/15/2019	9,584(10)	$112,708	—	—	—	—	—	—	—
	2/24/2020	52,238(11)	$614,319	—	—	—	—	—	—	—
	2/16/2021	110,153(12)	$1,295,399	36,718(13)	$431,804	—	—	—	—	—
	9/1/2021	150,000(14)	$1,764,000	—	—	—	—	—	—	—
	9/1/2021	50,000(15)	$588,000	—	—	—	—	—	—	—
Nimrod Ben-Natan	3/14/2016	—	—	—	—	80,000	80,000	—	$3.14	3/14/2023
	4/15/2019	8,344(16)	$98,008	—	—	—	—	—	—	—
	2/24/2020	37,000(17)	$435,120	—	—	—	—	—	—	—
	2/16/2021	108,557(18)	$1,276,630	—	—	—	—	—	—	—
Neven Haltmayer	4/15/2019	8,334(16)	$98,008	—	—	—	—	—	—	—
	2/24/2020	37,000(17)	$435,120	—	—	—	—	—	—	—
	2/16/2021	89,400(19)	$1,051,344	—	—	—	—	—	—	—
Ian Graham	6/22/2019	4,584(20)	$53,908	—	—	—	—	—	—	—
	2/24/2020	20,459(21)	$240,598	—	—	—	—	—	—	—
	8/19/2020	11,668(22)	$137,216	—	—	—	—	—	—	—
	2/16/2021	83,014(23)	$976,245	—	—	—	—	—	—	—
(1)
Since 2017, the time-based RSUs awards to NEOs have been granted with three-year vesting schedules, with 1/3 vesting upon completion of 12 months of service and 1/12 per three-month period thereafter, contingent upon continued employment.

(2)	The value of the shares not vested is the number of shares multiplied by $11.76, the closing price of the Company’s stock on December 31, 2021.
(3)	Stock options granted to NEOs vest at the rate of 1/3 upon completion of 12 months of service and 1/36 per month thereafter, contingent upon continued employment, and expire seven years after grant.
(4)	As of December 31, 2021, 183,333 shares subject to this RSU award were vested, and 16,667 shares will vest on February 15, 2022.
(5)
As of December 31, 2021, no shares subject to this TSR-based RSU award were vested. The RSU award covers a target number of shares of 200,000, with vesting based on the TSR to holders of Company common stock during the three-year performance period compared to that of companies in the NASDAQ Telecommunication Index at both the beginning and end of the performance period. See “Equity Compensation Plans – TSR Award” on page 42 of this Proxy Statement.

(6)
As of December 31, 2021, 106,651 shares subject to this RSU award were vested, 15,236 shares will vest on February 15, 2022, and 15,236 shares will vest at three-month intervals thereafter until all shares are vested.

(7)
As of December 31, 2021, no shares subject to this TSR-based RSU award were vested. The RSU award covers a target number of shares of 182,830, with vesting based on the TSR to holders of Company common stock during the three-year performance period compared to that of companies in the NASDAQ Telecommunication Index at both the beginning and end of the performance period. See “Equity Compensation Plans – TSR Award” on page 42 of this Proxy Statement.

(8)
As of December 31, 2021, no shares subject to this RSU award were vested, 66,220 shares will vest on February 15, 2022, and 16,555 shares will vest at three-month intervals thereafter until all shares are vested.

(9)
As of December 31, 2021, no shares subject to this TSR-based RSU award were vested. The RSU award covers a target number of shares of 198,659, with vesting based on the TSR to holders of Company common stock during the three-year performance period compared to that of companies in the NASDAQ Telecommunication Index at both the beginning and end of the performance period. See “Equity Compensation Plans – TSR Award” on page 42 of this Proxy Statement.

(10)	As of December 31, 2021, 105,416 shares subject to this RSU award were vested, and 9,584 shares will vest on February 15, 2022.
(11)
As of December 31, 2021, 73,132 shares subject to this RSU award were vested, 10,448 shares will vest on February 15, 2022, and 10,448 shares will vest at three-month intervals thereafter until all shares are vested.

(12)
As of December 31, 2021, no shares subject to this RSU award were vested, 36,718 shares will vest on February 15, 2022, and 9,179 shares will vest at three-month intervals thereafter until all shares are vested.

48

(13)
As of December 31, 2021, no shares subject to this TSR-based RSU award were vested. The RSU award covers a target number of shares of 36,718, with vesting based on the TSR to holders of Company common stock during the three-year performance period compared to that of companies in the NASDAQ Telecommunication Index at both the beginning and end of the performance period. See “Equity Compensation

Plans – TSR Award” on page 42 of this Proxy Statement.
(14)
As of December 31, 2021, no shares subject to this RSU award were vested, 50,000 shares will vest on September 1, 2022, and 12,500 shares will vest at three-month intervals thereafter until all shares are vested.

(15)	As of December 31, 2021, no shares subject to this RSU award were vested, and one hundred percent of the shares will vest on September 1, 2022.
(16)	As of December 31, 2021, 91,666 shares subject to this RSU award were vested, and 8,334 shares will vest on February 15, 2022.
(17)
As of December 31, 2021, 51,800 shares subject to this RSU award were vested, 7,400 shares will vest on February 15, 2022, and 7,400 shares will vest at three-month intervals thereafter until all shares are vested.

(18)
As of December 31, 2021, no shares subject to this RSU award were vested, 36,186 shares will vest on February 15, 2022, and 9,047 shares will vest at three-month intervals thereafter until all shares are vested.

(19)
As of December 31, 2021, no shares subject to this RSU award were vested, 29,800 shares will vest on February 15, 2022, and 7,450 shares will vest at three-month intervals thereafter until all shares are vested.

(20)	As of December 31, 2021, 50,416 shares subject to this RSU award were vested, and 4,584 shares will vest on February 15, 2022.
(21)
As of December 31, 2021, 28,641 shares subject to this RSU award were vested, 4,092 shares will vest on February 15, 2022, and 4,092 shares will vest at three-month intervals thereafter until all shares are vested.

(22)
As of December 31, 2021, 8,332 shares subject to this RSU award were vested, 1,667 shares will vest on February 15, 2022, and 1,667 shares will vest at three-month intervals thereafter until all shares are vested.

(23)
As of December 31, 2021, no shares subject to this RSU award were vested, 27,671 shares will vest on February 15, 2022, and 6,918 shares will vest at three-month intervals thereafter until all shares are vested.

Option Exercises and Stock Vested During 2021
The following table summarizes (i) the options exercised during the year ended December 31, 2021 by our NEOs and the value realized upon exercise (which is the number of shares under each option exercised multiplied by (a) the closing price of the Common Stock on the day of exercise, less (b) the exercise price of the respective option), and (ii) the number of shares of Common Stock acquired by our NEOs, and the value of such shares, upon the vesting of RSUs and performance-based RSUs during the year ended December 31, 2021 (where the value realized on vesting is determined by multiplying the number of vested shares by the closing price of the Common Stock on the vesting date):
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Patrick J. Harshman	591,667	$833,724	189,984	$1,591,421
Sanjay Kalra	19,167	$64,250	119,799	$1,003,111
Nimrod Ben-Natan	180,000	$408,429	131,703	$1,084,317
Neven Haltmayer	105,000	$285,100	93,467	$783,110
Ian Graham	—	—	59,473	$511,128
Pension Benefits and Nonqualified Deferred Compensation
There are no pension or retirement benefit plans for any of the NEOs, other than a 401(k) deferred compensation plan which is available to the NEOs based in the U.S. and all regular, full-time U.S. employees of the Company, with matching Company contributions to the 401(k) plan of up to $1,000 per annum per participant, and with respect to Messrs. Ben-Natan and Graham, pension schemes in Israel and the United Kingdom, respectively, into which the Company is required to make contributions for its employees based in those countries.
Potential Payments Upon Termination or Change-In-Control
The Company does not have employment agreements with any of its NEOs. As described in the Compensation Discussion & Analysis above, under the terms of the respective NEO’s change of control severance agreement, in the event of termination of the NEO other than for cause (as defined in the relevant change of control severance agreement) within 18 months following a change in control of the Company, the NEO will be entitled to certain payments. The Company has entered into change of control severance agreements with
[49]

each of the NEOs. Based on a hypothetical termination date of December 31, 2021, the respective amounts paid to the NEOs in the event of termination following a change of control would have been:
Name	Salary	Bonus	Value of Unvested Restricted Stock Units(1)(2)	Other(3)	Total(4)
Patrick J. Harshman	$1,091,184	$2,727,960	$10,266,409	$31,301	$14,116,854
Sanjay Kalra	$425,000	$323,000	$4,806,230	$30,046	$5,584,276
Nimrod Ben-Natan	$389,640	$233,784	$1,809,758	$51,619	$2,484,801
Neven Haltmayer	$349,220	$209,532	$1,584,472	$30,800	$2,174,024
Ian Graham	$327,821	$275,370	$1,407,966	$13,473	$2,024,630
(1)
The amounts in this column represent the value which would have been realized by the acceleration of unvested RSUs and performance-based RSUs (if any), calculated by multiplying the number of shares by $11.76, which was the closing price of our Common Stock on December 31, 2021.

(2)
The Company’s change of control severance agreements have a provision that all unvested RSUs and options will be fully accelerated upon termination of employment within 18 months following a change of control. The value of Mr. Harshman’s unvested RSUs assumes a December 31, 2021 change in control of the Company for purposes of his 2019, 2020 and 2021 TSR Awards, and the value of Mr. Kalra’s unvested RSUs assumes a December 31, 2021 change in control of the Company for purposes of his 2021 TSR Award. As described in “Equity Compensation Plans – TSR Award” on page 42 of this Proxy Statement, upon a change in control of the Company, the Company TSR will be compared to the Index TSR over such adjusted performance period to determine the number of RSUs that will vest. A prorated number of RSUs will vest upon the change in control of the Company, based on the number of months served during the performance period and the remaining RSUs will vest in equal quarterly installments over the remainder of the original performance period (subject to further vesting under Mr. Harshman’s and Mr. Kalra’s change of control severance agreements). If a change in control occurred on December 31, 2021, the value of Mr. Harshman’s 2019, 2020 and 2021 TSR Awards that would vest on the change in control is equal to $2,221,333, $1,313,938 and $648,953, respectively (assuming achievement at target). If a change in control occurred on December 31, 2021, the value of Mr. Kalra’s 2021 TSR Award that would vest on the change in control is equal to $119,945 (assuming achievement at target).

(3)
The amounts in the column “Other” represent the maximum premium cost of continuing health, dental and life insurance benefits and outplacement fees. For Mr. Ben-Natan, the amount represents outplacement fees and applicable pension and social fund contributions pursuant to statutory requirements.

(4)
The Company’s change of control severance agreements have a provision that payments will either be made in full, with the executive paying any applicable Section 4999 excise taxes as the result of Section 280G of the Code, or the payments will be reduced to a level that does not trigger the Section 4999 excise tax as the result of Section 280G of the Code, whichever results in a greater amount. The amounts shown in the table assume that the executive would elect to receive full payment and pay any applicable excise taxes.

Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity, as described in Item 407(e)(4) of Regulation S-K.
Equity Compensation Plan Information as of December 31, 2021
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in first Column)
Equity compensation plans approved by security holders(1)	387,667	$3.1515	5,036,425
Equity compensation plan not approved by security holders	—	—	—
Total	387,667	$3.1515	5,036,425
(1)
All of the Company’s equity compensation plans have been approved by stockholders. This information, as of December 31, 2021, is with respect to the 1995 Stock Plan, the 2002 Director Stock Plan and the ESPP.

(2)	The weighted average exercise price of outstanding options, warrants and rights, excluding the Company’s unvested RSUs for which there is no exercise consideration, is $3.1515.
CEO Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Harmonic’s CEO, Patrick Harshman. The paragraphs that follow describe our methodology and the resulting CEO pay ratio.
50

Measurement Date. We identified the median employee using our employee population as of December 31, 2021, which is a date within the last 3 months of our last completed fiscal year.
Consistently Applied Compensation Measure (CACM). Under the relevant rules, we were required to identify the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual total target direct compensation of our employees. Specifically, we identified the median employee by looking at annual base pay, bonus or commission opportunity at target, and the grant date fair value for standard equity awards. We adjusted the compensation paid to part-time employees by annualizing base pay and any bonus or commission target, as applicable, to calculate what they would have been paid on a full-time basis. With respect to our non-U.S. employees, we converted all compensation amounts to U.S. dollar using the applicable currency exchange rate as of April 1, 2022.
Methodology and Pay Ratio. After applying our CACM methodology, we determined our median employee. The 2021 total annual compensation of our median employee was $103,272. Our CEO’s total 2021 compensation as reported in the Summary Compensation Table was $4,628,135. Therefore, the ratio of the annual total compensation of the Company’s CEO to the annual total compensation of the median employee is 45:1.
As of December 31, 2021, approximately 30% of our global workforce was based in the United States and approximately 70% was based outside of the United States, with approximately 51% of our employees located in the Europe-Middle-East-Africa (EMEA) region and 16% in the Asia-Pacific (APAC) region. If our median employee was determined using only our U.S. employees as of December 31, 2021, the 2021 compensation of our median employee would be $155,628 and our CEO to median employee pay ratio would be 30:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with Item 402(u). Neither the Compensation Committee nor management of the company used the pay ratio measure in making compensation decisions.
[51]

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s Common Stock as of April 1, 2022, by (i) each beneficial owner of more than 5% of the Common Stock; (ii) each director and director nominee; (iii) each NEO; and (iv) all of the Company’s current directors, director nominees and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. The address for each of the directors and NEOs is c/o Harmonic Inc., 2590 Orchard Parkway, San Jose, California 95131.
Name and Address of Beneficial Owner	Number of Shares	Percent of Total(1)
Greater than 5% Stockholders:
T. Rowe Price Associates, Inc., 100 E. Pratt Street, Baltimore, MD 21202(2)	17,537,359	16.8%
BlackRock Inc., 55 East 52nd St. New York, NY 10022(3)	15,747,051	15.1%
Scopia Capital Management LP, 152 West 57th St. New York, NY 10019(4)	9,998,085	9.6%
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355(5)	6,644,184	6.4%
Named Executive Officers, Directors and Director Nominees:
Patrick Gallagher(6)	262,902	*
Deborah Clifford(6)	93,374	*
David Krall(6)	128,649	*
Mitzi Reaugh(6)	255,325	*
Susan G. Swenson(6)	219,825	*
Nikos Theodosopoulos(6)	182,902	*
Dan Whalen(6)	10,123	*
Sophia Kim(7)	—	*
Patrick J. Harshman(8)	1,524,006	1.5%
Nimrod Ben-Natan(9)	511,965	*
Neven Haltmayer(10)	194,103	*
Sanjay Kalra(11)	149,541	*
Ian Graham(12)	123,095	*
All directors and executive officers as a group (13 persons)(13)	3,655,810	3.5%
*	Percentage of shares beneficially owned is less than one percent of total.
(1)
The number of shares of Common Stock outstanding used in calculating the percentage for each listed person or entity is based on 104,601,544 shares of Common Stock outstanding as of April 1, 2022. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable, and RSUs which are currently vested or will become vested, in each case within 60 days of April 1, 2022, are deemed outstanding for purposes of computing the percentage of the person holding such options or RSUs, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2)
Based solely on a review of a Schedule 13G/A filed with the SEC on February 14, 2022 reporting ownership as of December 31, 2021, consists of 17,537,359 shares of Common Stock held of record by T. Rowe Price Associates, Inc - 62-0556948 (T. Rowe Price Associates) and T. Rowe Price Small-Cap Value Fund, Inc. - 52-1575325 (T Rowe Price Small-Cap Value Fund). Of the shares of Common Stock beneficially owned, T. Rowe Price Associates reported sole voting power with respect to 6,025,864 shares and sole dispositive power with respect to 17,537,359 shares and T. Rowe Price Small-Cap Value Fund reported sole voting power with respect to 11,369,390 shares.

(3)
Based solely on a review of a Schedule 13G/A filed with the SEC on January 25, 2022, as amended January 27, 2022 reporting stock ownership as of December 31, 2021, consists of 15,932,632 shares of Common Stock held of record by BlackRock Inc. Of the shares of Common Stock beneficially owned, BlackRock Inc. and certain of its wholly-owned subsidiaries reported that it had sole voting power with respect to 15,932,632 shares and sole dispositive power with respect to 15,747,051 shares and sole dispositive power with respect to 15,932,632 shares. Additionally, such Schedule 13G/A reported that the interest of iShares Core S&P Small-Cap ETF in the Common Stock is more than five percent of the total outstanding Common Stock.

(4)
Based solely on a review of a Schedule 13D/A filed with the SEC on March 29, 2022 reporting ownership as of March 24, 2022, consists of 9,998,085 shares of Common Stock held of record by Scopia Capital Management LP, Scopia Management, Inc. Matthew Sirovich, and Jeremy Mindich (together “Scopia”). Scopia reported that it had shared voting power with respect to 9,998,085 shares and shared dispositive power with respect to all 9,998,085 shares.

(5)
Based solely on a review of a Schedule 13G/A filed with the SEC on February 10, 2022 reporting stock ownership as of December 31, 2021, consists of 6,644,184 shares of Common Stock held of record by The Vanguard Group - 23-1945930 (The Vanguard Group). Of the shares of Common Stock beneficially owned, The Vanguard Group reported that it had shared voting power with respect to 93,481 shares, sole dispositive power with respect to 6,471,522 shares, and shared dispositive power with respect to 172,662 shares.

(6)	Includes no shares which may be acquired upon exercise of options exercisable or vesting of RSUs within 60 days of April 1, 2022.
(7)	Ms. Kim is a director nominee and did not beneficially own any Company Common Stock as of April 1, 2022.
(8)	Includes 298,456 shares which may be acquired upon exercise of options exercisable or vesting of RSUs within 60 days of April 1, 2022.
(9)	Includes 96,446 shares which may be acquired upon exercise of options exercisable or vesting of RSUs within 60 days of April 1, 2022.
(10)	Includes 14,850 shares which may be acquired upon exercise of options exercisable or vesting of RSUs 60 days of April 1, 2022.
(11)	Includes 19,626 shares which may be acquired upon exercise of options exercisable or vesting of RSUs within 60 days of April 1, 2022.
(12)	Includes 12,675 shares which may be acquired upon exercise of options exercisable or vesting of RSUs within 60 days of April 1, 2022.
(13)	Includes 442,053 shares which may be acquired upon exercise of options exercisable or vesting of RSUs within 60 days of April 1, 2022.
52

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
It is Harmonic’s policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in the Company’s Code of Business Conduct and Ethics, which is posted on our website. All related party transactions must be reviewed and approved by the Company’s Audit Committee.
Except for the compensation agreements and other arrangements that are described under “Executive Compensation”, beginning on page 46 of this Proxy Statement, there was not during 2021, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, 5% stockholder or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
The Company’s Audit Committee has the responsibility to review proposed related party transactions for potential conflicts of interest and to approve or disapprove all such transactions in advance.
OTHER MATTERS
The Company knows of no other matters to be properly submitted for stockholder action at the 2022 Annual Meeting. If any other matters properly come before the Annual Meeting, your shares of Common Stock will be voted at the discretion of the designated proxy holders.
IT IS IMPORTANT THAT ALL PROXIES BE RETURNED PROMPTLY. THE BOARD OF DIRECTORS URGES YOU TO VOTE VIA THE INTERNET OR BY TELEPHONE AS INSTRUCTED ON THE E-PROXY NOTICE OR PROXY CARD, OR IF YOU HAVE REQUESTED PROXY MATERIALS IN PAPER FORM, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
By Order of the Board of Directors,

Timothy Chu
Corporate Secretary
Dated: April 28, 2022
[53]

HARMONIC INC.
2590 ORCHARD PARKWAY
SAN JOSE, CA 95131

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HLIT2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR all the nominees listed:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Patrick J. Harshman
02) Patrick Gallagher
03) Deborah L. Clifford
04) David Krall
05) Mitzi Reaugh
06) Susan G. Swenson
07) Nikos Theodosopoulos
08) Dan Whalen
09) Sophia Kim

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000568582_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice & Proxy Statement are available at www.proxyvote.com

HARMONIC INC.
Annual Meeting of Stockholders
June 9, 2022, 9:00 a.m. Pacific Time

Via the Internet at www.virtualshareholdermeeting.com/HLIT2022
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of Harmonic Inc., a Delaware corporation (the "Company"), hereby appoints Patrick J. Harshman and Sanjay Kalra, and each or either of them, as proxies of the undersigned, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 9, 2022, held live via webcast www.virtualshareholdermeeting.com/HLIT2022 or at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on matters set forth on the reverse side of this ballot.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the shares will be voted FOR all nominees and FOR all other proposals described herein, in accordance with the recommendations of the Board of Directors, and with respect to any other materials that properly come before the Annual Meeting, as the proxy holders may determine in their discretion.

0000568582_2 R1.0.0.24

Continued and to be signed on reverse side